                            NABORS INDUSTRIES, INC.,

                                    as Issuer

                             NABORS INDUSTRIES LTD.,

                                  as Guarantor

                    SERIES B ZERO COUPON SENIOR EXCHANGEABLE

                                 NOTES DUE 2023

                                ----------------

                                    INDENTURE

                         Dated as of December [ ], 2004

                                ----------------

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                   as Trustee

                                ----------------

                             CROSS REFERENCE TABLE*


TIA                                                                                          INDENTURE
SECTION                                                                                       SECTION
-------                                                                                       -------
310           (a)(1)............................................................              7.10
              (a)(2)............................................................              7.10
              (a)(3)............................................................            N.A.**
              (a)(4)............................................................              N.A.
                  (b)...........................................................        7.08; 7.10
                  (c)...........................................................              N.A.
311               (a)...........................................................              7.11
                  (b)...........................................................              7.11
                  (c)...........................................................              N.A.
312               (a)...........................................................              2.05
                  (b)...........................................................             13.03
                  (c)...........................................................             13.03
                  (d)...........................................................              7.06
313               (a)...........................................................              7.06
              (b)(1)............................................................              N.A.
              (b)(2)............................................................              7.06
                  (c)...........................................................             13.02
                  (d)...........................................................              7.06
314               (a)...........................................................       4.02; 13.02
                  (b)...........................................................              N.A.
              (c)(1)............................................................             13.04
              (c)(2)............................................................             13.04
              (c)(3)............................................................              N.A.
                  (d)...........................................................              N.A.
                  (e)...........................................................             13.05
                  (f)...........................................................              4.03
315               (a)...........................................................              7.01
                  (b)...........................................................       7.05; 13.02
                  (c)...........................................................              7.01
                  (d)...........................................................              7.01
                  (e)...........................................................              6.11
316               (a)  (last sentence)..........................................              2.08
              (a)(1)(A).........................................................              6.05
              (a)(1)(B).........................................................              6.04
              (a)(2)............................................................              N.A.
                  (b)...........................................................              6.07
317           (a)(1)............................................................              6.08
              (a)(2)............................................................              6.09
                  (b)...........................................................              2.04
318               (a)...........................................................             13.01

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

**    Note: N.A. means Not Applicable.

                                TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE............................................        1
   SECTION 1.01.         DEFINITIONS.............................................................        1
   SECTION 1.02.         OTHER DEFINITIONS.......................................................        6
   SECTION 1.03.         INCORPORATION BY REFERENCE OF TRUST
                         INDENTURE ACT...........................................................        7
   SECTION 1.04.         RULES OF CONSTRUCTION...................................................        8

ARTICLE 2. THE SECURITIES........................................................................        8
   SECTION 2.01.         FORM AND DATING.........................................................        8
   SECTION 2.02.         EXECUTION AND AUTHENTICATION............................................        9
   SECTION 2.03.         REGISTRAR, PAYING AGENT AND EXCHANGE AGENT..............................       10
   SECTION 2.04.         PAYING AGENT TO HOLD CASH AND SECURITIES
                         IN TRUST................................................................       10
   SECTION 2.05.         HOLDER LISTS............................................................       11
   SECTION 2.06.         EXCHANGE AND REGISTRATION OF TRANSFER OF
                         SECURITIES; RESTRICTIONS ON TRANSFERS; DEPOSITARY.......................       11
   SECTION 2.07.         REPLACEMENT SECURITIES..................................................       15
   SECTION 2.08.         OUTSTANDING SECURITIES; DETERMINATIONS OF
                         HOLDERS' ACTION.........................................................       16
   SECTION 2.09.         TEMPORARY SECURITIES....................................................       17
   SECTION 2.10.         CANCELLATION............................................................       17
   SECTION 2.11.         PERSONS DEEMED OWNERS...................................................       17
   SECTION 2.12.         CUSIP NUMBERS...........................................................       18

ARTICLE 3. REDEMPTION AND REPURCHASES............................................................       18
   SECTION 3.01.         RIGHT TO REDEEM; NOTICES TO TRUSTEE.....................................       18
   SECTION 3.02.         SELECTION OF SECURITIES TO BE REDEEMED..................................       18
   SECTION 3.03.         NOTICE OF REDEMPTION....................................................       19
   SECTION 3.04.         EFFECT OF NOTICE OF REDEMPTION..........................................       20
   SECTION 3.05.         DEPOSIT OF REDEMPTION PRICE.............................................       20
   SECTION 3.06.         SECURITIES REDEEMED IN PART.............................................       21
   SECTION 3.07.         [RESERVED]..............................................................       21
   SECTION 3.08.         REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER........................       21
   SECTION 3.09.         REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE............       23
   SECTION 3.10.         EFFECT OF REPURCHASE NOTICE OR FUNDAMENTAL
                         CHANGE REPURCHASE NOTICE................................................       25
   SECTION 3.11.         DEPOSIT OF PURCHASE PRICE OR FUNDAMENTAL
                         CHANGE PURCHASE PRICE...................................................       26
   SECTION 3.12.         SECURITIES REPURCHASED IN PART..........................................       26
   SECTION 3.13.         COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES...       26

   SECTION 3.14.         REPAYMENT TO THE COMPANY................................................       27

ARTICLE 4. COVENANTS.............................................................................       27
   SECTION 4.01.         PAYMENT OF SECURITIES...................................................       27
   SECTION 4.02.         FINANCIAL INFORMATION; SEC REPORTS......................................       28
   SECTION 4.03.         COMPLIANCE CERTIFICATE..................................................       28
   SECTION 4.04.         FURTHER INSTRUMENTS AND ACTS............................................       29
   SECTION 4.05.         MAINTENANCE OF OFFICE OR AGENCY.........................................       29
   SECTION 4.06.         EXISTENCE...............................................................       29
   SECTION 4.07.         [RESERVED]..............................................................       29
   SECTION 4.08.         REGISTRATION RIGHTS.....................................................       30
   SECTION 4.09.         PAYMENT OF ADDITIONAL AMOUNTS...........................................       30
   SECTION 4.10.         CONTINGENT DEBT TAX TREATMENT...........................................       32
   SECTION 4.11.         CALCULATION OF TAX ORIGINAL ISSUE DISCOUNT..............................       32

ARTICLE 5. SUCCESSOR CORPORATION.................................................................       33
   SECTION 5.01.         WHEN THE COMPANY AND THE GUARANTOR MAY
                         MERGE OR TRANSFER ASSETS................................................       33
   SECTION 5.02.         SUCCESSORS SUBSTITUTED..................................................       34

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................       34
   SECTION 6.01.         EVENTS OF DEFAULT.......................................................       34
   SECTION 6.02.         ACCELERATION............................................................       35
   SECTION 6.03.         OTHER REMEDIES..........................................................       36
   SECTION 6.04.         WAIVER OF PAST DEFAULTS.................................................       36
   SECTION 6.05.         CONTROL BY MAJORITY.....................................................       36
   SECTION 6.06.         LIMITATION ON SUITS.....................................................       36
   SECTION 6.07.         RIGHTS OF HOLDERS TO RECEIVE PAYMENT....................................       37
   SECTION 6.08.         COLLECTION SUIT BY TRUSTEE..............................................       37
   SECTION 6.09.         TRUSTEE MAY FILE PROOFS OF CLAIM........................................       37
   SECTION 6.10.         PRIORITIES..............................................................       38
   SECTION 6.11.         UNDERTAKING FOR COSTS...................................................       38
   SECTION 6.12.         WAIVER OF STAY, EXTENSION OR USURY LAWS.................................       39

ARTICLE 7. TRUSTEE...............................................................................       39
   SECTION 7.01.         DUTIES OF TRUSTEE.......................................................       39
   SECTION 7.02.         RIGHTS OF TRUSTEE.......................................................       40
   SECTION 7.03.         INDIVIDUAL RIGHTS OF TRUSTEE............................................       42
   SECTION 7.04.         TRUSTEE'S DISCLAIMER....................................................       42
   SECTION 7.05.         NOTICE OF DEFAULTS......................................................       42
   SECTION 7.06.         REPORTS BY TRUSTEE TO HOLDERS...........................................       42
   SECTION 7.07.         COMPENSATION AND INDEMNITY..............................................       43
   SECTION 7.08.         REPLACEMENT OF TRUSTEE..................................................       44
   SECTION 7.09.         SUCCESSOR TRUSTEE BY MERGER.............................................       44
   SECTION 7.10.         ELIGIBILITY; DISQUALIFICATION...........................................       45

   SECTION 7.11.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                         COMPANY.................................................................       45

ARTICLE 8. DISCHARGE OF INDENTURE................................................................       45
   SECTION 8.01.         DISCHARGE OF LIABILITY ON SECURITIES....................................       45
   SECTION 8.02.         REPAYMENT TO THE COMPANY................................................       46

ARTICLE 9. AMENDMENTS............................................................................       46
   SECTION 9.01.         WITHOUT CONSENT OF HOLDERS..............................................       46
   SECTION 9.02.         WITH CONSENT OF HOLDERS.................................................       47
   SECTION 9.03.         COMPLIANCE WITH TRUST INDENTURE ACT.....................................       47
   SECTION 9.04.         REVOCATION AND EFFECT OF CONSENTS, WAIVERS
                         AND ACTIONS.............................................................       48
   SECTION 9.05.         NOTATION ON OR EXCHANGE OF SECURITIES...................................       48
   SECTION 9.06.         TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.................................       48
   SECTION 9.07.         EFFECT OF SUPPLEMENTAL INDENTURES.......................................       48

ARTICLE 10. GUARANTEE OF SECURITIES..............................................................       48
   SECTION 10.01.          UNCONDITIONAL GUARANTEE...............................................       48
   SECTION 10.02.          EXECUTION AND DELIVERY OF NOTATION OF
                           GUARANTEE.............................................................       51

ARTICLE 11. EXCHANGE.............................................................................       51
   SECTION 11.01.          EXCHANGE PRIVILEGE....................................................       51
   SECTION 11.02.          EXCHANGE PROCEDURE....................................................       54
   SECTION 11.03.          FRACTIONAL SHARES.....................................................       55
   SECTION 11.04.          TAXES ON EXCHANGE.....................................................       55
   SECTION 11.05.          PAYMENT UPON EXCHANGE.................................................       56
   SECTION 11.06.          ADJUSTMENT FOR CHANGE IN CAPITAL STOCK................................       60
   SECTION 11.07.          ADJUSTMENT FOR RIGHTS OR WARRANTS.....................................       60
   SECTION 11.08.          ADJUSTMENT FOR OTHER DISTRIBUTIONS....................................       61
   SECTION 11.09.          [RESERVED]............................................................       63
   SECTION 11.10.          WHEN ADJUSTMENT MAY BE DEFERRED.......................................       63
   SECTION 11.11.          NOTICE OF ADJUSTMENT..................................................       63
   SECTION 11.12.          VOLUNTARY CHANGE......................................................       63
   SECTION 11.13.          NOTICE OF CERTAIN TRANSACTIONS........................................       64
   SECTION 11.14.          EFFECT OF RECLASSIFICATION, CONSOLIDATION,
                           MERGER OR TRANSFER....................................................       64
   SECTION 11.15.          COMPANY DETERMINATION FINAL...........................................       66
   SECTION 11.16.          TRUSTEE'S ADJUSTMENT DISCLAIMER.......................................       66
   SECTION 11.17.          SIMULTANEOUS ADJUSTMENTS..............................................       67
   SECTION 11.18.          SUCCESSIVE ADJUSTMENTS................................................       67
   SECTION 11.19.          RIGHTS ISSUED IN RESPECT OF COMMON SHARES
                           ISSUED UPON EXCHANGE..................................................       67
   SECTION 11.20.          GENERAL CONSIDERATIONS................................................       68

ARTICLE 12. CONTINGENT INTEREST..................................................................       68
   SECTION 12.01.          GENERAL...............................................................       68
   SECTION 12.02.          DEFAULTED CONTINGENT INTEREST; INTEREST RIGHTS PRESERVED..............       68

ARTICLE 13. MISCELLANEOUS........................................................................       70
   SECTION 13.01.          TRUST INDENTURE ACT...................................................       70
   SECTION 13.02.          NOTICES...............................................................       70
   SECTION 13.03.          COMMUNICATION BY HOLDERS WITH OTHER HOLDERS...........................       71
   SECTION 13.04.          CERTIFICATE AND OPINION AS TO CONDITIONS
                           PRECEDENT.............................................................       71
   SECTION 13.05.          STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.........................       72
   SECTION 13.06.          SEPARABILITY CLAUSE...................................................       72
   SECTION 13.07.          RULES BY TRUSTEE, PAYING AGENT, EXCHANGE AGENT
                           AND REGISTRAR.........................................................       72
   SECTION 13.08.          GOVERNING LAW.........................................................       72
   SECTION 13.09.          NO RECOURSE AGAINST OTHERS............................................       72
   SECTION 13.10.          RECORD DATE FOR VOTE OR CONSENT OF
                           SECURITYHOLDERS.......................................................       73
   SECTION 13.11.          [RESERVED.]...........................................................       73
   SECTION 13.12.          SUCCESSORS............................................................       73
   SECTION 13.13.          MULTIPLE ORIGINALS....................................................       73


EXHIBIT A                  FORM OF SECURITY
EXHIBIT B                  PROJECTED PAYMENT SCHEDULE
ANNEX I                    REGISTRATION RIGHTS OF HOLDERS

      INDENTURE, dated as of December [ ], 2004, among Nabors Industries, Inc., a Delaware corporation (the "COMPANY"), Nabors Industries Ltd., a Bermuda exempted company (the "GUARANTOR"), and J.P. Morgan Trust Company, National Association, a national banking association, as trustee (the "TRUSTEE").

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Series B Zero Coupon Senior Exchangeable Notes Due 2023:


                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE


            SECTION 1.01. DEFINITIONS.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AGENT" means any Registrar or Paying Agent.

      "AMEX" means the American Stock Exchange.

      "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law or any similar Bermudan or other foreign law for the relief of debtors.

      "BOARD OF DIRECTORS" means either the board of directors of the Company or the Guarantor, as specified, or any duly authorized committee of such board.

      "BUSINESS DAY" means each day of the year on which banking institutions are not required or authorized to close in The City of New York, Houston, Texas, Chicago, Illinois, the State of Ohio or the city in which the Corporate Trust Office is located.

      "COMMON SHARES" means any capital stock of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor. Subject to the provisions of Section 11.14 hereof, however, shares issuable upon exchange of the Securities shall include only Common Shares, par value of US $0.001 per share, of the Guarantor as such class of shares exists on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable pursuant to the terms hereof shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, the Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Corporate Secretary or an Assistant Corporate Secretary, and delivered to the Trustee.

      "CONTINGENT INTEREST" shall have the meaning assigned to such term in paragraph 10 of the Securities.

      "CONTINGENT INTEREST PAYMENT DATE" shall have the meaning assigned to such term in paragraph 10 of the Securities.

      "CONTINGENT INTEREST RECORD DATE" shall have the meaning assigned to such term in paragraph 10 of the Securities.

      "CORPORATE TRUST OFFICE" means the designated office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at Institutional Trust Services, 600 Travis Street, Suite 1150, Houston, Texas 77002-3009.

      "CUSTODIAN" shall mean the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

      "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.06 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

      "DOLLARS" or "$" means the lawful currency of the United States of America.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "EX-DIVIDEND DATE" means the first date upon which a sale of the Common Shares will not automatically transfer the right to receive a distribution described in subparagraph (i) of the last paragraph of Section 11.01 hereof from the seller of the Common Shares to its buyer.

      "FUNDAMENTAL CHANGE" means the occurrence of any transaction or event in connection with which all or substantially all Common Shares shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) any form of consideration which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

      "GUARANTOR" means the party named as the "Guarantor" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "ISSUE DATE" of any Security means December [ ], 2004.

      "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding date that is not a Legal Holiday, and to the extent applicable no Contingent Interest, if any, shall accrue for the intervening period.

      "MARKET PRICE" means, as of any Repurchase Date or date of determination, the average of the Sale Prices of the Common Shares for the five Trading Day period ending on the third Business Day prior to the applicable Repurchase Date or date of determination (if the third Business Day prior to the applicable Repurchase Date or date of determination is a Trading Day or, if it is not a Trading Day, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date or date of determination, of any event described in Section 11.06, 11.07 or 11.08 hereof; subject, however, to the conditions set forth in Sections 11.09 and 11.10 hereof.

      "NASDAQ NATIONAL MARKET" means the electronic inter-dealer quotation system operated by the Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

      "NON-U.S. PERSON" means a Person that is not a U.S. Person.

      "OFFICER" means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Controller or the Secretary or any Assistant Treasurer or Assistant Secretary of a Person or any other individual designated by that Person as an "Officer."

      "OFFICERS' CERTIFICATE" means a written certificate signed in the name of a Person by two Officers of a Person, one of whom must be the Person's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Vice President.

      "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

      "ORIGINAL INDENTURE" means the Indenture dated as of June 10, 2003 by and among the Company, the Guarantor and the trustee named therein, which sets forth the terms of the Company's Zero Coupon Senior Exchangeable Notes Due 2023.

      "ORIGINAL SECURITIES" means the Company's Zero Coupon Senior Exchangeable Notes Due 2023 issued pursuant to the Original Indenture.

      "PERSON" means any individual, corporation, partnership, limited liability company, exempted company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof or other entity of any kind.

      "PRINCIPAL" or "PRINCIPAL AMOUNT" of a Security means the principal amount as set forth on the face of such Security, or on Schedule A thereto in the case of a Security in global form.

      "REDEMPTION DATE" means a date specified for redemption of the Securities in accordance with the terms of the Securities and Section 3.01 of this Indenture.

      "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 of the Securities.

      "REGULATION S" means Regulation S as promulgated under the Securities Act.

      "RULE 144" means Rule 144 as promulgated under the Securities Act.

      "RULE 144A" means Rule 144A as promulgated under the Securities Act.

      "SALE PRICE OF THE COMMON SHARES" means, on any date, the closing sale price per share, or if no closing sale price is reported, the average bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices, on such date as reported in transactions for the principal U.S. securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a U.S. national or regional stock exchange, as reported by the Nasdaq National Market, in each case without reference to after-hours or extended market trading. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "sale price" shall be the last quoted bid price for Common Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Shares are not so quoted, the "sale price" will be the average of the mid-point of the last bid and asked prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

      "SEC" or "COMMISSION" means the Securities and Exchange Commission or any successor entity.

      "SECURITIES" means the Company's Series B Zero Coupon Senior Exchangeable Notes Due 2023.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "STATED MATURITY," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal of such Security is due and payable.

      "TAXES" means any tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of the Government of Bermuda or of any province or territory thereof or by an authority or agency therein or thereof having the power to tax, including any interest, penalties or other charges in respect thereof.

      "TAX ORIGINAL ISSUE DISCOUNT" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States Federal income tax purposes pursuant to U.S. Treasury Regulation Section 1.1275-4.

      "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 9.03.

      "TRADING DAY" means a day during which trading in securities generally occurs on the AMEX or, if the applicable security is not listed on the AMEX, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the Nasdaq National Market, or if the applicable security is not quoted on the Nasdaq National Market, on the principal other market on which the applicable security is then traded.

      "TRADING PRICE PER $1,000 PRINCIPAL AMOUNT OF SECURITIES" or "TRADING PRICE" means, on any Trading Day, the average of the secondary market bid quotations (expressed as Dollars per $1,000 Principal Amount of Securities) obtained by the Trustee for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one such bid, then for purposes of evaluating the 95% Trading Exception, the Trading Price per $1,000 Principal Amount of Securities for such Trading Day shall be deemed to be less than 95% of the product of (i) the Exchange Rate in effect as of such Trading Day and (ii) the Sale Price of the Common Shares on such Trading Day.

      "TRUST OFFICER" means the officer in the Institutional Trust Services department of the Trustee having direct responsibility for administration of this Indenture.

      "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "U.S. PERSON" has the meaning specified in Regulation S.

      "VOTING STOCK" means stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of a corporation, other than stock having such power only by reason of the occurrence of a contingency.

            SECTION 1.02. OTHER DEFINITIONS.

                                                                                                  DEFINED
TERM                                                                                             IN SECTION
-----                                                                                            -----------
"ADDITIONAL AMOUNTS".........................................................................         4.09
"ALTERNATIVE CONSIDERATION"..................................................................     11.05(b)
"APPLICABLE PRICE"...........................................................................     11.05(b)
"CASH".......................................................................................      3.08(a)
"CLEARSTREAM"................................................................................      2.06(c)
"COMPANY NOTICE".............................................................................      3.08(c)
"COMPANY NOTICE DATE"........................................................................      3.08(b)
"DEFAULTED CONTINGENT INTEREST"..............................................................        12.02
"DETERMINATION DATE".........................................................................     11.05(a)
"DISTRIBUTED SECURITIES".....................................................................     11.08(a)
"EFFECTIVE DATE".............................................................................     11.05(b)
"EUROCLEAR"..................................................................................      2.06(c)
"EVENT OF DEFAULT"...........................................................................         6.01
"EXCHANGE AGENT".............................................................................         2.03
"EXCHANGE DATE"..............................................................................        11.02
"EXCHANGE PRICE".............................................................................        11.01
"EXCHANGE PROPERTY"..........................................................................     11.14(b)
"EXCHANGE PROPERTY VALUE"....................................................................     11.14(c)
"EXCHANGE PROPERTY WEIGHTED AVERAGE PRICE"...................................................     11.14(c)
"EXCHANGE RATE"..............................................................................        11.01

"EXCHANGE VALUE".............................................................................     11.05(a)
"EXCLUDED HOLDER"............................................................................         4.09
"EXPIRATION TIME"............................................................................     11.08(a)
"FUNDAMENTAL CHANGE PURCHASE PRICE"..........................................................      3.09(f)
"FUNDAMENTAL CHANGE REPURCHASE DATE".........................................................      3.09(a)
"FUNDAMENTAL CHANGE REPURCHASE NOTICE".......................................................      3.09(b)
"FUNDAMENTAL CHANGE REPURCHASE RIGHT"........................................................      3.09(a)
"GUARANTEE"..................................................................................     10.01(a)
"INDENTURE OBLIGATIONS"......................................................................     10.01(a)
"LAST ORIGINAL SECURITY MEASUREMENT DATE"....................................................        11.01
"MAKE-WHOLE PREMIUM".........................................................................     11.05(b)
"NET EXCHANGE PROPERTY AMOUNT"...............................................................     11.14(d)
"NET SHARE AMOUNT"...........................................................................     11.05(a)
"NET SHARES".................................................................................     11.05(a)
"95% TRADING EXCEPTION"......................................................................        11.01
"NOTICE OF DEFAULT"..........................................................................         6.01
"OFFER CONSIDERATION"........................................................................     11.08(c)
"PAYING AGENT"...............................................................................         2.03
"PRINCIPAL RETURN"...........................................................................     11.05(a)
"PURCHASE PRICE".............................................................................      3.08(a)
"PURCHASED SHARES"...........................................................................     11.08(c)
"REGISTRAR"..................................................................................         2.03
"REPURCHASE DATE"............................................................................      3.08(a)
"REPURCHASE NOTICE"..........................................................................      3.08(a)
"RESTRICTED SECURITIES"......................................................................      2.06(c)
"RESTRICTED SECURITY LEGEND".................................................................      2.06(c)
"SPECIAL CONTINGENT INTEREST RECORD DATE"....................................................        12.02
"STOCK PRICE CAP"............................................................................     11.05(b)
"STOCK PRICE THRESHOLD"......................................................................     11.05(b)
"TEN DAY WEIGHTED AVERAGE PRICE".............................................................     11.05(a)
"TERRITORY"..................................................................................         4.09
"TRIGGER EVENT"..............................................................................        11.19
"VOLUME WEIGHTED AVERAGE PRICE"..............................................................     11.05(a)

            SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "Indenture Securities" means the Securities and the Guarantee.

      "Indenture Security Holder" means a Holder.

      "Indenture to be Qualified" means this Indenture.

      "Indenture Trustee" or "Institutional Trustee" means the Trustee.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

            SECTION 1.04. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time;

            (3)   "or" is not exclusive;

            (4)   "including" means including, without limitation;

            (5) the term "merger" includes a statutory compulsory share exchange and a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa;

            (6) references to statutes, rules or regulations include any successor statute, rule or regulation, as the case may be;

            (7)   the masculine gender includes the feminine and the neuter; and

            (8) words in the singular include the plural, and words in the plural include the singular.

                                   ARTICLE 2.
                                 THE SECURITIES

            SECTION 2.01. FORM AND DATING.

      Other than as provided in Section 2.06, the Securities, any notations thereon relating to the Guarantee and the Trustee's certificate of authentication for the Securities shall be substantially in the form of EXHIBIT A, which is a part of this Indenture. In addition to such legends as may be required by Section 2.06, the Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, PROVIDED that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      Any Security in global form shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of outstanding Security represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Security in accordance with this Indenture. Payment of Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Additional Amounts, if any, or Contingent Interest, if any, on any Security in global form shall be made to the Holder of such Security.

            SECTION 2.02. EXECUTION AND AUTHENTICATION.

      The Securities shall be executed on behalf of the Company by one Officer of the Company. The signature of an Officer on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver Securities (i) for original issue in an aggregate Principal Amount of up to $700,000,000 upon a Company Order without any further action by the Company, and (ii) any amount of additional Securities specified by the Company after the Issue Date, in each case, upon a written order of the Company signed by one Officer of the Company; provided, however, that no additional Securities may be issued or guaranteed if a Default or Event of Default shall have occurred and be continuing. Such order shall specify the amount of the Securities to be authenticated and the date of original issue thereof. In authenticating such Securities, the Trustee shall be entitled to receive, and shall be entitled to rely upon, an Opinion of Counsel substantially to the effect that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      The aggregate Principal Amount of Securities outstanding at any time may not exceed the aggregate Principal Amount of Securities authorized for issuance by the Company pursuant to one or more written orders of the Company, except as provided in Section 2.07. Subject to the foregoing, the aggregate principal amount of Securities that may be issued under this Indenture shall not be limited.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantor or any of their respective Affiliates.

            SECTION 2.03. REGISTRAR, PAYING AGENT AND EXCHANGE AGENT.

      The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for exchange pursuant to Article 11 hereof ("EXCHANGE AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional exchange agents. The term Paying Agent includes any additional paying agent. The term Exchange Agent includes any additional exchange agent, including any named in accordance with the provisions hereof.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Exchange Agent or co-registrar (if not the Trustee or an Affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent and the relevant Security. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company, the Guarantor or an Affiliate of the Company or the Guarantor may act as Paying Agent, Registrar, Exchange Agent or co-registrar.

      The Company initially appoints the Trustee as Registrar, Exchange Agent and Paying Agent in connection with the Securities.

            SECTION 2.04. PAYING AGENT TO HOLD CASH AND SECURITIES IN TRUST.

      Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent cash or securities sufficient to make such payments when such payments are due. The Company shall require the Paying Agent (if not the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all cash and securities so held in trust. If the Company, the

Guarantor or an Affiliate of the Company or the Guarantor acts as Paying Agent, it shall segregate the cash and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all cash and securities held by it to the Trustee and to account for any funds and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such cash or securities.

            SECTION 2.05. HOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 26 and November 26 a listing of Holders dated within ten days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

            SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES;
                          RESTRICTIONS ON TRANSFERS; DEPOSITARY.

            (a) Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and bearing such restrictive legends as may be required by this Indenture.

            Securities may be exchanged for a like aggregate Principal Amount of Securities of other authorized denominations. Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.03 hereof and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor, the Security or Securities which the Holder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

                  All Securities presented for registration of transfer or for exchange into like Securities, repurchase, redemption or exchange pursuant to
Article 11 hereof or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or such Holder's attorney duly authorized in writing.

            No service charge shall be charged to the Holder for any exchange for like Securities or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

            None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange for like Securities or register a transfer of (a) any Securities for a period of 15 days next preceding the mailing of notice of Securities to be redeemed, or (b) any Securities or portions thereof selected or called for redemption, or (c) any Securities or portion thereof surrendered for exchange pursuant to Article 11 hereof, or (d) any Securities or portion thereof surrendered for repurchase or redemption (and not withdrawn) pursuant to Section
3.08 or 3.09 hereof, respectively.

            All Securities issued upon any transfer or exchange for like Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

            (b) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Securities that are so eligible may be represented by a Security in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in such Security in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

            Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. or to comply with any applicable law or any regulation or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

            (c) Every Security that bears or is required under this Section 2.06(c) to bear the Restricted Securities Legend (together with any Common Shares issued upon exchange of the Securities and required to bear the legend set forth in Section 2.06(d), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.06(c) and 2.06(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

            Until transferred under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Shares issued upon exchange or repurchase thereof, which shall bear the legend set forth in Section 2.06(d) if applicable) shall bear a legend in substantially the form set forth on the face of the Security in EXHIBIT A (the "RESTRICTED SECURITY LEGEND"), unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

      Any Security (or security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Security Legend have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate Principal Amount, which shall not bear the Restricted Security Legend required by this Section 2.06(c).

      Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(b) and in this Section 2.06(c)), a Security in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

      The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary. Initially, one or more Securities in global form shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co. Each Security in global form, to the extent that it represents the interests of Non-U.S. Persons, will be held by Cede & Co. for the accounts of designated agents on behalf of the Euroclear System ("EUROCLEAR") and Clearstream Banking, Societe Anonyme ("CLEARSTREAM").

      If at any time the Depositary for Security in global form notifies the Company that it is unwilling or unable to continue as Depositary for such Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, will authenticate and deliver, Securities in certificated or definitive form, in aggregate Principal Amount equal to the Principal Amount of the Security in global form, in exchange for such Security in global form.

      Securities in certificated form issued in exchange for all or a part of a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the persons in whose names such Securities in certificated form are so registered.

      At such time as all interests in a Security in global form have been redeemed, exchanged pursuant to Article 11 hereof, canceled or repurchased or exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Security in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Security in global form is exchanged for Securities in certificated form, redeemed, exchanged pursuant to Article 11 hereof, repurchased or canceled, the Principal Amount of the Security in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced and an endorsement shall be made on such Security in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

            (d) Until transferred under Rule 144(k) under the Securities Act (or any successor provision), any certificate representing Common Shares issued upon exchange of any Security shall bear a legend in substantially the following form, unless such Common Shares have been originally issued upon exchange of Securities or sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such issuance or sale), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Shares:

THE COMMON SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION),
(1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON SHARES EVIDENCED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, U. S. PERSONS EXCEPT (A) TO NABORS INDUSTRIES LTD. OR TO NABORS INDUSTRIES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO EQUISERVE, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON SHARES EVIDENCED HEREBY THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE), IT WILL FURNISH TO EQUISERVE, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON SHARES EVIDENCED HEREBY ARE TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON SHARES EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR UPON ANY TRANSFER OF THE COMMON SHARES EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD

APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U. S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the restrictive legend required by this Section 2.06(d).

            (e) Any Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act, is purchased or owned by the Company, the Guarantor or any Affiliate of the Company or the Guarantor may not be resold by the Guarantor, the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Security no longer being "restricted securities" (as defined under Rule 144).

            (f) Each Holder of a Security agrees to indemnify the Guarantor, the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities laws or foreign securities laws.

      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in a Security in global form) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            SECTION 2.07. REPLACEMENT SECURITIES.

      If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Trustee such security or indemnity as may be required by it to save the Company and the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon its written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased or redeemed by the Company pursuant to

Article 3 hereof, or exchanged pursuant to Article 11 hereof, the Company in its discretion may, instead of issuing a new Security, pay, repurchase or redeem such Security, or the Guarantor may issue the underlying securities, as the case may be.

      Upon the issuance of any new Securities under this Section 2.07, the Company may, as a condition to such issuance, require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS'
                          ACTION.

      Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 4.01 hereof, those exchanged pursuant to Article 11 hereof, those replaced or paid pursuant to Section 2.07 hereof and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trust Officer actually knows to be so owned shall be so disregarded unless written notice of such ownership is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof and such notice references the Securities and this Indenture. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 6 and 9 hereof).

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, by 10:00 a.m., New York City time, on a Redemption Date, or on the Business Day following a Repurchase Date or a Fundamental Change Repurchase Date, or on Stated Maturity, cash or securities, if permitted hereunder, sufficient to pay all Securities payable on that date, then on and after that date such

Securities shall cease to be outstanding and Additional Amounts, if any, and Contingent Interest, if any, on such Securities shall cease to accrue; PROVIDED, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      If a Security is exchanged in accordance with Article 11 hereof, then from and after such exchange such Security shall cease to be outstanding and Additional Amounts, if any, and Contingent Interest, if any, shall cease to accrue on such Security.

            SECTION 2.09. TEMPORARY SECURITIES.

      Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            SECTION 2.10. CANCELLATION.

      All Securities surrendered for payment, purchase, exchange, redemption or registration of transfer or exchange for the Securities shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation or that any Holder has exchanged pursuant to Article 11 hereof. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

            SECTION 2.11. PERSONS DEEMED OWNERS.

      Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of

Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Additional Amounts, if any, and Contingent Interest, if any, in respect thereof, for the purpose of exchange and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

            SECTION 2.12. CUSIP NUMBERS.

      The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.
                           REDEMPTION AND REPURCHASES

            SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE.

      The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this Section 3.01 in the case of any redemption of the Securities, at least 20 days before the Redemption Date unless a shorter notice shall be satisfactory to the Trustee.

      The Company may, upon at least 30 days' notice given to the Holders, on one or more occasions, elect to extend the period during which the Company cannot redeem any of the Securities pursuant to paragraph 5 of the Securities. Such extension period will be as designated in such notice of extension. Each such election, once made, shall be irrevocable.

            SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED.

      If less than all the Securities held in definitive form are to be redeemed pursuant to Section 3.01, the Trustee shall select the definitive Securities to be redeemed pro rata or by lot or by another method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any securities exchange or quotation system on which the Securities are then listed or quoted). The Trustee shall make the selection at least 18 days, but not more than 65 days, before the Redemption Date from outstanding definitive Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Except as expressly stated otherwise, provisions of this Indenture that apply to definitive Securities called for redemption also apply to portions of definitive Securities called for redemption. The Trustee shall notify the Company promptly of the definitive Securities or portions of definitive Securities to be redeemed.

      Any interest in a Security held in global form by and registered in the name of the Depositary or its nominee to be redeemed in whole or in part will be redeemed in accordance with the procedures of the Depositary.

      If any Security selected for partial redemption is exchanged in part before termination of the exchange right with respect to the portion of the Security so selected, the exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been exchanged during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

            SECTION 3.03. NOTICE OF REDEMPTION.

      At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

            (1)   the Redemption Date;

            (2)   the Redemption Price;

            (3)   the Exchange Rate;

            (4)   the name and address of the Paying Agent and Exchange Agent;

            (5) that Securities called for redemption may be exchanged at any time before the close of business on the last Trading Day prior to the Redemption Date;

            (6) that Holders who want to exchange Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

            (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (8) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts of the particular Securities to be redeemed;

            (9) that Additional Amounts, if any, Contingent Interest, if any, and overdue interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

            (10) the CUSIP number or numbers for the Securities called for redemption.

The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

            SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is given, pursuant to Section 3.03 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with Additional Amounts, if any, accrued and unpaid Contingent Interest, if any, and overdue interest, if any, except for Securities which are exchanged in accordance with the terms of this Indenture; PROVIDED that if the Redemption Date falls after a Contingent Interest Record Date and on or prior to the corresponding Contingent Interest Payment Date, then the Contingent Interest payable on such Contingent Interest Payment Date shall be paid to the holders of record of the Securities on the applicable Contingent Interest Record Date instead of the holders surrendering the Securities for redemption.

      Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

            SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

      By 10 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been exchanged pursuant to Article 11 hereof, together with Additional Amounts, if any, accrued and unpaid Contingent Interest, if any, and overdue interest, if any, subject to the proviso at the end of Section 3.04. On or after the Redemption Date (unless the Company shall default in the payment of the Securities at the Redemption Price), Additional Amounts, if any, Contingent Interest, if any, and overdue interest, if any, on the Securities or portion of Securities called for redemption shall cease to accrue and such Securities shall cease after the close of business on the Trading Day immediately preceding the Redemption Date to be exchangeable pursuant to Article 11 hereof and, except as provided in Section 8.02 hereof, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price, and accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, to (but excluding) the Redemption Date. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon, not required for that purpose because of exchange of Securities. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

            SECTION 3.06. SECURITIES REDEEMED IN PART.

      Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

            SECTION 3.07. [RESERVED]

            SECTION 3.08. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

            (a) GENERAL. Securities shall be repurchased by the Company in U.S. legal tender ("CASH") pursuant to paragraph 6 of the Securities as of June 15, 2008, June 15, 2013 and June 15, 2018 (each, a "REPURCHASE DATE"), at the purchase price specified therein (the "PURCHASE PRICE"), together with accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, at the option of the Holder thereof, upon:

                        (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "REPURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date, stating:

                  (A) the certificate number of any Security in certificated form which the Holder will deliver to be repurchased;

                  (B) the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 in Principal Amount or a multiple thereof; and

                  (C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

                        (2) delivery of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the repurchase of such portion of such Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08(a) shall have the right at any time prior to the close of business on the Repurchase Date to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10 hereof.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

            (b) REPURCHASE WITH CASH. The Purchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.08(a) has been given shall be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. The Company Notice as provided in Section 3.08(c) shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days (the "COMPANY NOTICE DATE") prior to the Repurchase Date.

            (c) COMPANY NOTICE. The Company's notices shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 13.02 hereof at the time specified in Section 3.08(b) hereof (each, a "COMPANY NOTICE"). Such Company Notices shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                  (i) the Purchase Price and Exchange Rate;

                  (ii) the name and address of the Paying Agent and the Exchange Agent;

                  (iii) that Securities as to which a Repurchase Notice has been given may be exchanged only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                  (v) that the Purchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

                  (vi) the procedures the Holder must follow under this Section 3.08;

                  (vii) briefly, the exchange rights of the Securities; and

                  (viii) the procedures for withdrawing a Repurchase Notice.

      At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of the Company Notice shall be prepared by the Company.

            (d) PROCEDURE UPON PURCHASE. At or before 10:00 a.m., New York City time, on the Business Day following the Repurchase Date, the Company shall deposit with the Paying Agent cash sufficient to pay the aggregate Purchase Price in respect of the Securities to be repurchased pursuant to this Section 3.08, plus accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, to (but excluding) the Repurchase Date.

            SECTION 3.09. REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL
                          CHANGE.

                  (a) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the "FUNDAMENTAL CHANGE REPURCHASE RIGHT"), at the Holder's option, to require the Company to repurchase any or all of such Holder's Securities (or portions thereof that are integral multiples of $1,000 of Principal Amount), on a date selected by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which Fundamental Change Repurchase Date shall be no later than 35 Trading Days and no earlier than 20 Trading Days after the date the Fundamental Change Repurchase Notice (as defined below) is mailed in accordance with Section 3.09(b) and in no event prior to the date on which the Fundamental Change occurs, at a price payable in cash (the "FUNDAMENTAL CHANGE PURCHASE PRICE") equal to the Principal Amount plus accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, to, but excluding, the Fundamental Change Repurchase Date; PROVIDED that if such Fundamental Change Repurchase Date falls after a Contingent Interest Record Date and on or prior to the corresponding Contingent Interest Payment Date, then the Contingent Interest payable on such Contingent Interest Payment Date shall be paid to the holders of record of the Securities on the applicable Contingent Interest Record Date instead of to the holders surrendering the Securities for repurchase.

                  (b) The Company, or at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Securities a notice (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE") of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Fundamental Change. The Company shall deliver a copy of the Fundamental Change Repurchase Notice to the Trustee.

      Each Fundamental Change Repurchase Notice shall state:

                  (i)   the events causing the Fundamental Change;

                  (ii)  the date of such Fundamental Change;

                  (iii) the Fundamental Change Repurchase Date;

                  (iv) the last date on which a Holder may exercise its Fundamental Change Repurchase Right pursuant to this
                        Section 3.09;

                  (v)   the Fundamental Change Purchase Price;

                  (vi) the names and addresses of the Paying Agent and the Exchange Agent;

                  (vii) a description of the procedures which a Holder must
                        follow to exercise its Fundamental Change Repurchase Right;

                  (viii) the following additional information with respect to a
                        Holder's right to exchange the Securities pursuant to
                        Article 11 hereof:

                        (A) the Exchange Rate and any adjustments to the Exchange Rate that will result from the Fundamental Change;

                        (B) the Make-Whole Premium, if any, payable pursuant to
      Section 11.05(b) hereof if a Holder exchanges the Securities following such Fundamental Change and whether such Make-Whole Premium will be payable in cash, Common Shares or Alternative Consideration or any combination thereof; and

                        (C) if a Make-Whole Premium is payable by the Company pursuant to Section 11.05 hereof, that a Make-Whole Premium shall be paid by the Company on the Fundamental Change Repurchase Date to Holders of Securities who have exchanged their Securities during the period beginning on (and including) the date on which the Company gives the Fundamental Change Repurchase Notice pursuant to this Section 3.09(b) and ending on (and including) the Fundamental Change Repurchase Date;

                  (ix) that Securities with respect to which an Option to Elect Repurchase Upon a Fundamental Change is given by a Holder may be exchanged pursuant to Article 11 only if such Option to Elect Repurchase Upon a Fundamental Change has been withdrawn in accordance with Section 3.10; and

                  (x) the CUSIP number or numbers, as the case may be, of the Securities.

      No failure of the Company to give a Fundamental Change Notice shall limit any Holder's right to exercise a Fundamental Change Repurchase Right.

            (c) For a Security to be so repurchased at the option of the Holder, the Paying Agent must receive such Security with the form entitled "Option to Elect Repurchase Upon a Fundamental Change" on the reverse thereof duly completed, together with such Security duly endorsed for transfer, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding.

            SECTION 3.10. EFFECT OF REPURCHASE NOTICE OR FUNDAMENTAL CHANGE
                          REPURCHASE NOTICE.

      Upon receipt by the Company of the Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change specified in Section 3.08(a) hereof or
Section 3.09(c) hereof, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change, as the case may be, was given shall (unless such Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security, including accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any. Such Purchase Price or Fundamental Change Purchase Price, including accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, subject to the proviso at the end of Section 3.09(a), shall be paid to such Holder promptly following the later of (x) the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) hereof or Section 3.09(c) hereof, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 3.08(a) hereof or Section 3.09(c) hereof, as applicable. Securities in respect of which a Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change, as the case may be, has been given by the Holder thereof may not be exchanged pursuant to Article 11 hereof on or after the date of the delivery of such Repurchase Notice (or Option to Elect Repurchase Upon a Fundamental Change, as the case may be), unless such Repurchase Notice (or Option to Elect Repurchase Upon a Fundamental Change, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

      A Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to which it relates specifying:

            (1) the name of the Holder,

            (2) a statement that the Holder is withdrawing its election to require the Company to repurchase its Securities,

            (3) the certificate number of any certificated Security in respect of which such notice of withdrawal is being submitted,

            (4) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

            (5) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change, as the case may be, and which has been or will be delivered for purchase or redemption by the Company.

      There shall be no repurchase of any Securities pursuant to Section 3.08 hereof or repurchase pursuant to Section 3.09 hereof if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice or Option to Elect Repurchase Upon a Fundamental Change, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities).

            SECTION 3.11. DEPOSIT OF PURCHASE PRICE OR FUNDAMENTAL CHANGE
                          PURCHASE PRICE.

      At or before 10 a.m., New York City time, on the Business Day following a Repurchase Date or a Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04 hereof) an amount of cash sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, including accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any, and overdue interest, if any.

            SECTION 3.12. SECURITIES REPURCHASED IN PART.

      Any Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

            SECTION 3.13. COVENANT TO COMPLY WITH SECURITIES LAWS UPON
                          REPURCHASE OF SECURITIES.

      In connection with any repurchase of Securities under Section 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

            SECTION 3.14. REPAYMENT TO THE COMPANY.

      The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 14 of the Securities, together with interest, if any, thereon, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be, including Contingent Interest, if any, and Additional Amounts, if any; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.11 hereof exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, including Contingent Interest, if any, and Additional Amounts, if any, then promptly after the Business Day following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

                                   ARTICLE 4.
                                   COVENANTS

            SECTION 4.01. PAYMENT OF SECURITIES.

      The Company shall promptly pay or cause to be paid all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, and Additional Amounts, if any, shall be considered paid on the applicable date due or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be, if by 10:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amount then due.

      The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

            SECTION 4.02. FINANCIAL INFORMATION; SEC REPORTS.

      The Guarantor will deliver to the Trustee (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor (i) a consolidated balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Guarantor and (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor (i) an unaudited consolidated financial report for such quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Guarantor; PROVIDED that the foregoing shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Guarantor files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the third paragraph of this Section 4.02.

      At any time when neither the Guarantor nor the Company is subject to either Section 13 or 15(d) of the Exchange Act, the Guarantor and the Company shall at the request of any Holder (or holders of Common Shares issued upon exchange of the Securities) provide to such Holder (or holders of such Common Shares) and any prospective purchaser designated by such Holders (or holders of such Common Shares), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act.

      The Guarantor shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

      Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Guarantor's and the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 4.03. COMPLIANCE CERTIFICATE.

      The Company and the Guarantor shall each deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate in which one of the two Officers signing such certificate is either the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Company or the Guarantor, as applicable, stating whether or not to the knowledge of the signers thereof the Company or the Guarantor, as applicable, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor, as applicable, shall be in default, specifying all such defaults and the nature and status thereof of which the signers may have knowledge.

      The Company and the Guarantor will deliver to the Trustee, as soon as possible and in any event within five days, upon becoming aware of any default or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company and the Guarantor has taken, is taking or proposes to take with respect thereto.

      Any notice required to be given under this Section 4.03 shall be delivered to the Trustee at its Corporate Trust Office.

            SECTION 4.04. FURTHER INSTRUMENTS AND ACTS.

      Upon request of the Trustee, the Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY.

      The Company will appoint in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office or agency of the Trustee in the Borough of Manhattan, The City of New York, which on the date hereof is located at J.P. Morgan Institutional Trust Services, GIS Unit Trust Window, 4 New York Plaza, 1st Floor, New York, New York 10004, shall be the office or agency for all of the aforesaid purposes unless the Company shall appoint some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

            SECTION 4.06. EXISTENCE.

      Subject to Article 5 hereof, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence under the laws of its jurisdiction of incorporation and rights (charter and statutory); PROVIDED, HOWEVER, that neither the Company nor the Guarantor shall be required to preserve any such right if the Company or the Guarantor shall determine that the maintenance thereof is no longer desirable in the conduct of the business of the Company or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 4.07. [RESERVED]

            SECTION 4.08. REGISTRATION RIGHTS.

      The Company and the Guarantor agree that the Holders (and any Person that has a beneficial interest in a Security) from time to time of Registrable Securities (as such term is defined in ANNEX I hereto) are entitled to the benefits of the terms and conditions set forth on ANNEX I hereto. By acceptance of any interest in a Security, each Holder consents and agrees for the benefit of the Company and the Guarantor to comply with the terms and conditions of ANNEX I hereto.

            SECTION 4.09. PAYMENT OF ADDITIONAL AMOUNTS.

      Unless otherwise required by Bermudan law, neither the Company nor the Guarantor will deduct or withhold from payments made with respect to the Securities and the Guarantee on account of any present or future Taxes. In the event that either the Company or the Guarantor is required to withhold or deduct on account of any Taxes due from any payment made under or with respect to the Securities or the Guarantee, as the case may be, the Company or the Guarantor, as the case may be, will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder of Securities will equal the amount that the Holder would have received if the Taxes had not been required to be withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "EXCLUDED HOLDER") to the extent: (i) that any Taxes would not have been so imposed but for the existence of any present or former connection between the Holder and Bermuda, other than the mere receipt of the payment, the acquisition, ownership or disposition of such Securities or the exercise or enforcement of rights under the Securities, the Guarantee or this Indenture; (ii) of any estate, inheritance, gift, sales, transfer or personal property Taxes imposed with respect to the Securities, except as described below or as otherwise provided in this Indenture; (iii) that any such Taxes would not have been imposed but for the presentation of the Securities, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30-day period; or (iv) that the Holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if: (a) the making of the declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes; and (b) at least 60 days prior to the first payment with respect to which the Company or the Guarantor shall apply this clause (iv), the Company or the Guarantor shall have notified all Holders of the Securities in writing that they shall be required to provide this declaration or claim. The Company and the Guarantor shall also (i) withhold or deduct such Taxes as required; (ii) remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws; (iii) use reasonable efforts to obtain from each relevant taxing authority imposing the Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and (iv) upon request, make available to the Holders of the Securities, within 60 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the

Company or the Guarantor and, notwithstanding the Company's or the Guarantor's efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.

      In addition, the Company or the Guarantor will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and additional amounts with respect thereto, payable in Bermuda or the United States, or any political subdivision or taxing authority of or in the foregoing with respect to the creation, issue, offering, enforcement, redemption or retirement of the Securities or the Guarantee.

      At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company or the Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company (or in respect of the Guarantee, the Guarantor) shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, or overdue interest, or any other amount payable on or with respect to any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.09 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.09 and express mention of the payment of Additional Amounts in those provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

      If payments with respect of the Securities or the Guarantee become subject generally to the taxing jurisdiction of any Territory or any political subdivision or taxing authority thereof or therein having power to tax, other than or in addition to Bermuda or any political subdivision or taxing authority therein or thereof having power to tax, immediately upon becoming aware thereof the Company shall notify the Trustee of such event, and thereupon the Company or the Guarantor, as the case may be, shall be obligated to pay Additional Amounts in respect thereof on terms corresponding to the terms of the foregoing provisions of this Section 4.09 with the substitution for (or, as the case may be, in addition to) the references herein to Bermuda or any political subdivision or authority therein or thereof having power to tax of references to that other or additional Territory or any political subdivision or authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid. The term "TERRITORY" means for this purpose any jurisdiction in which the Company or the Guarantor, as the case may be, is incorporated or in which it has its place of central management or central control.

      The obligations of the Company and the Guarantor under this Section 4.09 shall survive the termination of this Indenture and the payment of all amounts under or with respect to this Indenture and the Securities.

            SECTION 4.10. CONTINGENT DEBT TAX TREATMENT.

      The Company agrees, and by acceptance of a Security or beneficial interest in a Security, each Holder and beneficial holder of the Security is deemed to have agreed, with respect to each of the matters set forth in (a) and (b) below, as follows:

                        (a)   Tax Treatment:

                  (i) to treat the Securities as indebtedness of the Company for all tax purposes;

                  (ii) to treat the Securities as indebtedness that is subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation section 1.1275-4; and

                  (iii) to treat any payment to and receipt by a holder of Common Shares upon exchange of a Security as a contingent payment that may result in an adjustment under U.S. Treasury Regulation section 1.1275-4(b).

                        (b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the Securities:

                  (i) for United States Federal Income Tax purposes, the Company shall accrue interest with respect to outstanding Securities as Tax Original Issue Discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b);

                  (ii) the Company has determined that the comparable yield as defined in U.S. Treasury Regulation section 1.1275-4(b)(4)(i), for the Securities is 5.53%, compounded semiannually;

                  (iii) the Company has determined that the projected payment schedule, as defined in U.S. Treasury Regulation section 1.1275-4(b)(ii), for the Securities consists of the projected payment schedule referred to in (v) below;

                  (iv) the Company acknowledges and agrees, and each Holder and any beneficial holder of Securities, by its acceptance of a Security or beneficial interest in a Security, shall be deemed to acknowledge and agree that
(A) the projected payment schedule is determined on a basis of an assumption of linear growth of stock price, (B) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b) to the Securities and (C) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities; and

                  (v) the projected payment schedule, as defined in U.S. Treasury Regulation section 1.1275-4(b)(4)(ii), for the Securities is set forth in EXHIBIT B hereto.

            SECTION 4.11. CALCULATION OF TAX ORIGINAL ISSUE DISCOUNT.

      The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE 5.
                              SUCCESSOR CORPORATION

            SECTION 5.01. WHEN THE COMPANY AND THE GUARANTOR MAY MERGE OR
                          TRANSFER ASSETS.

      (a) The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual payment of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Make-Whole Premium, if any, Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, on the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and this Indenture, and shall have provided for exchange rights in accordance with this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      (b) The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

                  (i) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all obligations in respect of the Guarantee and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is executed in connection with such transaction, such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            SECTION 5.02. SUCCESSORS SUBSTITUTED.

      Upon any consolidation of the Company or Guarantor with, or merger of the Company or Guarantor into, any other Person, or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE 6.
                              DEFAULTS AND REMEDIES

            SECTION 6.01. EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" occurs if:

            (1) there is a default in the payment of the Principal Amount, Redemption Price, Purchase Price or a Fundamental Change Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for repurchase by the Company or otherwise, and such default continues for a period of ten days;

            (2) there is a default in the payment of Contingent Interest, if any, Additional Amounts, if any, or a Make-Whole Premium, if any, on any Security when it becomes due and payable, and such default continues for a period of 30 days;

            (3) failure of the Company or the Guarantor to perform or comply with the provisions of Section 11.02 hereof, and such failure continues for a period of 20 days;

            (4) the Company or the Guarantor fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clauses (1) through (3) above and those set forth in Section 4.08 and ANNEX I hereof) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

            (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or the Guarantor under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or the Guarantor or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed of a period of 90 consecutive days;

            (6) the Company or the Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

            (7) the Guarantee ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or the Guarantor denies or disaffirms its obligations under the Guarantee.

      A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and neither the Company nor the Guarantor cures such Default (and such Default is not waived) within the time specified in clause (4) above after actual receipt of such notice (a "NOTICE OF DEFAULT"). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

            SECTION 6.02. ACCELERATION.

      If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount, Make-Whole Premium, if any, and Contingent Interest, if any, Additional Amounts, if any, accrued and unpaid to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount and Contingent Interest, if any, and Additional Amounts, if any, shall become and be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) hereof occurs and is continuing, the Principal Amount and Contingent Interest, if any, and Additional Amounts, if any, accrued and unpaid to the date of such occurrence on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 hereof have been paid. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 6.03. OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of all amounts due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. WAIVER OF PAST DEFAULTS.

      The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2) hereof, (2) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected or (3) a Default that constitutes a failure to exchange any Security in accordance with the terms of Article 11 hereof. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 6.05. CONTROL BY MAJORITY.

      The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it.

            SECTION 6.06. LIMITATION ON SUITS.

      A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Company and the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

            (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

            (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60 day period.

      A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

            SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, Additional Amounts, if any, overdue interest, if any, and Make-Whole Premium, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, to exchange the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to exchange the Securities in accordance with Article 11, shall not be impaired or affected adversely without the consent of each such Holder.

            SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

      If an Event of Default described in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07 hereof.

            SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, of the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, Additional Amounts, if any, or overdue interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, Additional Amounts, if any, or overdue interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.

            SECTION 6.10. PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 7.07 hereof;

      SECOND: to Holders for amounts due and unpaid on the Securities for the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, or Additional Amounts, if any, or overdue interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

      THIRD: the balance, if any, to the Company.

      The Trustee may fix a proposed record date and payment date for any payment to Holders pursuant to this Section 6.10 and shall notify the Company in writing with respect to such proposed record date and payment date. At least 15 days before such record date, the Company (or the Trustee at the request of the Company) shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, any suit by a Holder for the enforcement of the payment of the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, or Additional Amounts, if any, or overdue interest, if any, on or after the due date expressed in such Security or to any suit for the enforcement of the right to exchange the Security pursuant to Article 11, or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

            SECTION 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of Securities, Contingent Interest, if any, or Additional Amounts, if any, or any overdue interest on any such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7.
                                    TRUSTEE

            SECTION 7.01. DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph
(b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

Subparagraphs (c)(1),(2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

            (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

            (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

            SECTION 7.02. RIGHTS OF TRUSTEE.

      Subject to Section 7.01:

            (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Company Order, Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless the Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor during normal business hours at reasonable frequencies, personally or by agent or attorney at the sole cost of the Company and the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any negligent act on the part of any agent or attorney appointed with due care by it hereunder.

            (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture. In the absence of such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

            (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            (k) The Trustee shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture.

            (l) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

            (m) In the event the Trustee receives inconsistent or conflicting requests or indemnity from two or more groups of Holders of Securities, each representing less than a majority in principal amount of the Securities Outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

            (n) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the discharge of this Indenture and the final payment of the Securities.

            (o) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

            (p) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities in connection with the Securities.

            SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Exchange Agent or co-registrar may do the same with the like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

            SECTION 7.04. TRUSTEE'S DISCLAIMER.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the offering memorandum for the Securities or in this Indenture or the Securities (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

            SECTION 7.05. NOTICE OF DEFAULTS.

      If a Default occurs and is continuing and if it is actually known by a Trust Officer or if written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee in accordance with Section 13.02 hereof, and such notice references the Securities and this Indenture, the Trustee shall give to each Holder notice of the Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default described in Section 6.01(1) or (2) hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such provision is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not give notice of a Default pursuant to Section 6.01(4) until at least 90 days have passed since its occurrence.

            SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

      Within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

            SECTION 7.07. COMPENSATION AND INDEMNITY.

      The Company agrees:

            (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expense, advances and disbursements of its outside agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense (including taxes other than taxes based upon, measured by, or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Contingent Interest, if any, Additional Amounts, if any, or overdue interest, if any, as the case may be, on particular Securities.

      The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

            SECTION 7.08. REPLACEMENT OF TRUSTEE.

      The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with, or ceases to be eligible under, Section 7.10 hereof;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or public officer takes charge or control of the Trustee or its property or affairs; or

            (4) the Trustee otherwise in the Company's reasonable judgment becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section
7.07 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

      If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including the trust created by this Indenture) or assets to, another corporation, bank, banking association or trust company, the resulting, surviving or transferee corporation bank, banking association or trust company, without any further act shall be the successor Trustee hereunder, PROVIDED such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall give written notice of its succession to the Company. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

            SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

      The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or if the Trustee is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of conditions. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall correct such ineligibility or resign immediately in the manner and with the effect specified in this Article 7.

            SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

            SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES.

      When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and/or securities, as permitted by the terms hereof, sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section
2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07 hereof, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

            SECTION 8.02. REPAYMENT TO THE COMPANY.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for six months; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, shall, in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this section shall be held uninvested and without any liability for interest.

                                   ARTICLE 9.
                                   AMENDMENTS

            SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

      The Company, the Guarantor and the Trustee may amend this Indenture and the Securities without the consent of any Holder:

            (1) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, PROVIDED that, in any case, such change shall not materially adversely affect the interests of the Holders;

            (2) to provide for the assumption of the Company's or the Guarantor's obligations to the Holders of the Securities in case of a merger or consolidation or conveyance, transfer or lease of the Company's or the Guarantor's properties and assets substantially as an entirety;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

            (4) to make any change that does not adversely affect the right of any Holder; or

            (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of this Indenture under the TIA.

            SECTION 9.02. WITH CONSENT OF HOLDERS.

      The Company, the Guarantor and the Trustee, with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

            (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

            (2) make any change to the manner or rate of accrual in connection with Contingent Interest, if any, Additional Amounts, if any, or overdue interest, if any, reduce the rate of overdue interest referred to in paragraph 1 of the Securities or extend the time for payment of Contingent Interest, if any, Additional Amounts, if any, or overdue interest, if any, on any Security;

            (3) reduce the Principal Amount of or extend the Stated Maturity of any Security;

            (4) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security;

            (5) make any Security payable in money or securities other than that stated in the Security;

            (6) reduce the Make-Whole Premium;

            (7) make any change in Section 6.04 or 6.07 hereof or this Section 9.02, except to increase the percentage of Holders referenced in Section 6.04 or
6.07 hereof or this Section 9.02, as applicable;

            (8) make any change that adversely affects the right of Holders to exchange any Security; or

            (9) make any change that adversely affects the right of Holders to require the Company to repurchase the Securities, or the right to require the Company to repurchase the Securities upon a Fundamental Change, in accordance with the terms thereof and this Indenture.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

            SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

      Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA as then in effect, if then required to so comply.

            SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND
                          ACTIONS.

      Until an amendment, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

            SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

            SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES.

      The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE 10.
                             GUARANTEE OF SECURITIES

            SECTION 10.01. UNCONDITIONAL GUARANTEE.

            (a) For value received, the Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, Make-Whole Premium, if any, Additional Amounts, if any, and Contingent Interest, if any, on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture, the Securities and the Guarantee) (collectively, the "INDENTURE OBLIGATIONS"), when and as such principal, Additional Amounts, if any, Contingent Interest, if any, and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or repurchase or by declaration of acceleration or otherwise, according to the terms of the Securities and this Indenture. The guarantee by the Guarantor set forth in this Article 10 is referred to herein as the "GUARANTEE." Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

            (b) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, the Guarantor will be obligated to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Guarantee is intended to be a general, unsecured, senior obligation of the Guarantor and will rank pari passu in right of payment with all indebtedness of the Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. The Guarantor hereby agrees that its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the obligations and liabilities of any other obligor with respect to the Securities, the Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof with respect to the same, the recovery of any judgment against the Company, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

      The Guarantor hereby agrees that in the event of a default in payment of the principal of, Additional Amounts, if any, or Contingent Interest, if any, on the Securities or any other amounts payable under this Indenture and the Securities by the Company, whether at the Stated Maturity, upon redemption or repurchase or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company.

            (c) To the fullest extent permitted by applicable law, the obligations of the Guarantor under this Article 10 shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of any other obligor with respect to the Securities contained in any of the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, the Guarantor or any of their respective estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, the Guarantor or the Trustee of any rights or remedies under any of the Securities or this Indenture or its delay in or failure to assert or exercise any such rights or remedies,
(iv) the assignment or the purported assignment of any property as security for any of the Securities, including all or any part of the rights of the Company or the Guarantor under this Indenture, (v) the extension of the time for payment by the Company or the Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Securities or this Indenture or of the time for performance by the Company or the Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation set forth in this Indenture of any other obligor with respect to the Securities,
(vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, either the Company or the Guarantor or any of their respective assets, or the disaffirmance of any of the Securities, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the obligations of any of the other obligors under the Securities, the Guarantee or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or the Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Guarantor.

            (d) The Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or the Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to them and (iii) covenants that its Guarantee will not be discharged except by complete performance of the Guarantee or of the obligations guaranteed thereby. The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Guarantor, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

            (e) The Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Indenture; PROVIDED, HOWEVER, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Securities until all of the Securities and the Guarantee thereof shall have been paid in full or discharged.

            (f) A director, officer, employee or stockholder, as such, of the Guarantor shall not have any liability for any obligations of the Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

            (g) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this
Article 10 and the Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law.

            SECTION 10.02. EXECUTION AND DELIVERY OF NOTATION OF GUARANTEE.

      To further evidence the Guarantee, the Guarantor hereby agrees that on the date of this Indenture a notation of the Guarantee may be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of the Guarantor.

      The Guarantor hereby agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to the Guarantee thereof.

      If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office, or if any other or additional Person shall have become a "Guarantor" hereunder in accordance with Section 5.01 hereof, at the time the Trustee authenticates such Security or at any time thereafter, the Guarantor's Guarantee of such Security shall be valid nevertheless.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor and each other Person which may at such time constitute the "Guarantor" hereunder.

                                  ARTICLE 11.
                                   EXCHANGE

            SECTION 11.01. EXCHANGE PRIVILEGE.

      A Holder of a Security may exchange, in accordance with this Article 11, such Security for cash and, if applicable, Common Shares prior to the close of business on the Business Day immediately preceding June 15, 2023 (unless earlier redeemed or repurchased), but only upon the occurrence of one of the events set forth in this Section 11.01. Upon such exchange, a Holder will be entitled to receive the consideration set forth in this Article 11 based upon the exchange rate (the "EXCHANGE RATE") set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth. The "EXCHANGE PRICE" in effect at any time shall be equal to $1,000 divided by the Exchange Rate.

      A Holder may exchange a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to exchange of all of a Security also apply to exchange of a portion of a Security.

      The Securities shall be exchangeable only during the period specified in paragraph 9 of the Securities and only:

                  (i) (A) during any calendar quarter of the Company ending prior to July 1, 2008, for which the Sale Price of the Common Shares exceeded 120% of the Exchange Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the preceding calendar quarter or (B) during any calendar quarter of the Company beginning on or after July 1, 2008, for which the Sale Price of the Common Shares exceeded 110% of the Exchange Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the preceding calendar quarter (it being understood for purposes of this Section 11.01 that the Exchange Price in effect at the close of business on each of the 30 consecutive Trading Days shall be used);

                  (ii) as described below after the occurrence of the 95% Trading Exception;

                  (iii) if such Security has been called for redemption, at any time on or after the date the notice of redemption has been given until the close of business on the Business Day immediately preceding the Redemption Date; or

                  (iv) as described below after the occurrence of any of the specified corporate transactions described below.

      The Company shall, within the first five Business Days of each calendar quarter, determine whether the Securities shall be exchangeable during such calendar quarter as a result of the occurrence of an event specified in clause
(i) above, and, if the Securities shall be so exchangeable, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Securities shall become exchangeable pursuant to this Section 11.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such exchangeability in the manner provided in Section 13.02.

      If the Issue Date occurs during a calendar quarter in which the Original Securities are exchangeable pursuant to the first clause (i)(A) in Section 11.01 of the Original Indenture, then the Securities shall be exchangeable pursuant to clause (i)(A) above for the remainder of such calendar quarter. If the Issue Date occurs during the 30 consecutive Trading Day period ending on the last Trading Day of any calendar quarter, each Trading Day occurring during such 30 Trading Day period and on or prior to the Issue Date shall be considered in determining whether the condition for exchangeability set forth in clause (i)(A) above has been met.

Exchange after the Occurrence of the 95% Trading Exception.

      Securities may be surrendered for exchange during the five Business Day period (but only to the extent such five Business Day period occurs during the period specified in paragraph 9 of the Securities) immediately after any ten consecutive Trading Day period in which the

Trading Price per $1,000 Principal Amount of Securities, as determined following a request by a Holder according to the procedures described below, for each day of such ten Trading Day period was less than 95% of the product of the Sale Price of the Common Shares and the Exchange Rate as of such Trading Day (the "95% TRADING EXCEPTION"); PROVIDED, HOWEVER, Securities may not be surrendered for exchange pursuant to the 95% Trading Exception and such exchange privilege shall not apply if the average of the Sale Prices of the Common Shares for such ten consecutive Trading Day period is greater than (x) the then applicable Exchange Price but less than (y) (i) 120% of such Exchange Price until June 15, 2008, or (ii) 110% of such Exchange Price from and after June 15, 2008.

      If the Issue Date occurs during a period in which the Original Securities are exchangeable pursuant to the paragraph following the heading "Exchange after the Occurrence of the 95% Trading Exception" in Section 11.01 of the Original Indenture, then the Securities shall be exchangeable pursuant to the preceding paragraph for the remainder of the five Business Day period during which the Original Securities would have been exchangeable pursuant to the paragraph following the heading "Exchange after the Occurrence of the 95% Trading Exception" in Section 11.01 of the Original Indenture had they not been exchanged for Securities on the Issue Date. If the Trading Price per $ 1,000 Principal Amount of Original Securities on the Trading Day prior to the Issue Date (the "LAST ORIGINAL SECURITY MEASUREMENT DAY") was less than ninety-five percent (95%) of the product of Sale Price and the Exchange Rate in effect on such Trading Day, then the Last Original Security Measurement Day, and any of the four previous Trading Days on which the Trading Price per $1,000 Principal Amount of Original Securities was less than ninety-five percent (95%) of the product of Sale Price and the Exchange Rate in effect on such Trading Day, will be deemed to be Trading Days on which the Trading Price per $1,000 principal amount of the Securities was less than ninety-five percent (95%) of the product of the Sale Price and the then current Exchange Rate for purposes of determining whether the condition for exchangeability set forth in the preceding paragraph has been met.

      In connection with any exchange pursuant to the 95% Trading Exception, the Trustee shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the 95% Trading Exception will apply. At such time, the Company shall instruct the Trustee to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 95% of the product of the Sale Price of a Common Share and the Exchange Rate as of such Trading Day.

Exchange after the Occurrence of Specified Corporation Transactions.

      If:

                  (i) (A) the Guarantor distributes to all holders of its Common Shares rights or warrants entitling them (for a period expiring within 45 days after the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase Common Shares at a price per share less than the Sale Price of the Common Shares on the Trading Day immediately preceding the date such distribution is first publicly announced by the Guarantor, or (B) the Guarantor distributes to all holders of its Common Shares, assets, debt securities or rights to purchase its securities, where the value of such distribution per Common Share, as determined by the Board of Directors of the Guarantor, exceeds 15% of the Sale Price of the Common Shares on the Trading Day immediately preceding the date such distribution is first publicly announced by the Guarantor, then, in either case, the Securities may be surrendered for exchange at any time on or after the date that the Company gives notice of such distribution to the Holders, which shall be not less than 20 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place (but only to the extent such period occurs during the period specified in paragraph 9 of the Securities); PROVIDED that the Holder of a Security may not exchange such Security pursuant to this provision if the Holder will otherwise participate in such distribution without exchange; or

                  (ii) the Guarantor proposes to engage in a transaction described in clause (ii) of the first sentence of Section 11.14 hereof that is not a Fundamental Change, then the Securities may be surrendered for exchange, if during the period specified in paragraph 9 of the Securities, at any time from and after the date 15 days prior to the announced anticipated effective date of the transaction and ending on and including the date five days after the consummation of the transaction. The Guarantor's Board of Directors shall determine the anticipated effective date of any transaction described in clause
(ii) of the first sentence of Section 11.14 hereof and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Guarantor and posted on its web site or notified to the Holders by the Guarantor or, at the Guarantor's request, the Trustee in the name and at the expense of the Guarantor, in either case, not later than two Business Days prior to such 15th day; or

                  (iii) a Fundamental Change occurs, then the Securities may be surrendered for exchange at any time during the period beginning on and including the date on which the Company issued the Fundamental Change Repurchase Notice pursuant to Section 3.01 (b) hereof and ending on and including the Fundamental Change Repurchase Date for such Fundamental Change.

            SECTION 11.02. EXCHANGE PROCEDURE.

      To exchange a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. As soon as practicable following the date (the "EXCHANGE DATE") on which the Holder satisfies all such requirements, the Company shall deliver to the Holder through the Exchange Agent (i) cash in the amount of Principal Return (as hereinafter provided), (ii) at the Company's option (A) cash in the Net Share Amount, if any, (B) certificate(s) for the number of Net Shares issuable upon exchange, as provided in paragraph 9 of the Securities, if any, or (C) as provided pursuant to Section 11.05(a)(2), a combination of cash and certificate(s) for the number of Net Shares issuable upon exchange, as provided in paragraph 9 of the Securities, if any, and

(iii) that amount of cash payable, if any, in lieu of any fractional share. A Holder of Securities is not entitled to any rights of a holder of Common Shares until such Holder has exchanged its Securities, and then only if Common Shares are issuable upon such exchange. Upon exchange of a Security, such Holder shall no longer be a Holder of such Security.

      No payment on the Securities or adjustment of the Exchange Rate will be made for dividends on or other distributions with respect to any Common Shares except as provided in this Article 11. On exchange of a Security, that portion of accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any, to the Exchange Date with respect to the exchanged Security shall be deemed to be canceled, extinguished and forfeited, through delivery of the Principal Return and, if applicable, cash in the Net Share Amount or Net Shares (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being exchanged pursuant to the provisions hereof.

      If a Holder exchanges more than one Security at the same time, the Principal Return and, if applicable, cash in the Net Share Amount or Net Shares issuable upon such exchange shall be based on the total Principal Amount of the Securities exchanged.

      Upon surrender of a Security that is exchanged in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unexchanged portion of the Security surrendered.

      If the last day on which a Security may be exchanged is a Legal Holiday in a place where an Exchange Agent is located, the Security may be surrendered to that Exchange Agent on the next succeeding day that it is not a Legal Holiday.

            SECTION 11.03. FRACTIONAL SHARES.

      The Guarantor will not issue a fractional Common Share upon exchange of a Security or in connection with payment of the Make-Whole Premium. Instead the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the last reported Sale Price of the Common Shares on the last Trading Day prior to the Exchange Date (or the Trading Day immediately preceding the relevant Fundamental Change Repurchase Date in the case of the Make-Whole Premium) by the fractional amount and rounding the product to the nearest whole cent.

            SECTION 11.04. TAXES ON EXCHANGE.

      If a Holder exchanges a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon the exchange. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Exchange Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder's name until the Exchange Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

            SECTION 11.05. PAYMENT UPON EXCHANGE.

            (a) Subject to certain exceptions described in Section 11.05(b) and except as provided below, Holders surrendering Securities for exchange will be entitled to receive, per $1,000 principal amount of Securities, cash and, if applicable, Common Shares, the aggregate value of which (the "EXCHANGE VALUE") will be equal to the product of:

                  (i) the Exchange Rate then in effect; and

                  (ii) the average of the daily Volume Weighted Average Price (as defined below) of Common Shares for each of the ten consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits, stock dividends and similar events) beginning on the second Trading Day immediately following the day the Securities are surrendered for exchange (the "TEN DAY WEIGHTED AVERAGE PRICE"). The "Volume Weighted Average Price" per Common Share on any Trading Day will be the volume weighted average price on the AMEX or, if the Common Shares are not listed on the AMEX, on the principal exchange or over-the-counter market on which the Common Shares are then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed by Bloomberg (or if such volume weighted average price is not available, the market value of one share on such Trading Day as the Company determines in good faith using a volume weighted method).

The Exchange Value of the Securities exchanged will be paid and delivered to the exchanging Holders as follows:

                        (1) a cash amount (the "PRINCIPAL RETURN") equal to the lesser of (i) the aggregate Exchange Value of the Securities to be exchanged or
(ii) the aggregate Principal Amount of the Securities to be exchanged;

                        (2) if the aggregate Exchange Value of the Securities to be exchanged is greater than the Principal Return, an amount, payable at the option of the Company in (i) cash, (ii) whole shares ("NET SHARES"), determined as set forth below, or (iii) a combination of cash and Net Shares, determined as set forth below, equal to such aggregate Exchange Value less the Principal Return (the "NET SHARE AMOUNT"); and

                        (3) if the Company elects to pay any portion of the Net Share Amount in Net Shares pursuant to Section 11.05(a)(2), an amount in cash in lieu of any fractional Common Shares determined as provided in Section 11.03 hereof.

      The number of Net Shares to be paid will be determined by dividing (x) the Net Share Amount, minus any cash paid in respect of the Net Share Amount, by (y) the relevant Ten Day Weighted Average Price.

      The Exchange Value, Principal Return, Net Share Amount and the number of Net Shares will be determined by the Company at the end of the ten consecutive Trading Day period beginning on the second Trading Day immediately following the day the Securities are surrendered for exchange (the "DETERMINATION DATE").

            (b) In the event a Fundamental Change occurs prior to June 15, 2008, and a Holder surrenders the Securities for exchange pursuant to Section 11.01 hereof during the period beginning on the date on which the Company issued the Fundamental Change Repurchase Notice pursuant to Section 3.09(b) hereof and ending on the Fundamental Change Repurchase Date in connection with such Fundamental Change, to the extent required pursuant to this Article 11, the Holder will receive, in addition to the payment of the Exchange Value of the Securities as provided in Section 11.05(a), a Make-Whole Premium, if any, as described below. The Make-Whole Premium payable to a Holder may be paid, at the Company's option, in (i) cash, (ii) Common Shares, or (iii) the same form of consideration which the Common Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, as a result of the transaction or transactions constituting the Fundamental Change, assuming that the holder of such Common Shares would not have exercised any rights of election that such would have as a holder of Common Shares to select a particular form of consideration (the "ALTERNATIVE CONSIDERATION"), or in any combination of cash, Common Shares or Alternative Consideration. The Make-Whole Premium shall be paid on the Business Day immediately following the relevant Fundamental Change Repurchase Date.

      If the Company elects to pay the Make-Whole Premium in whole or in part in Common Shares, the value of its Common Shares to be delivered in respect of the Make-Whole Premium shall be deemed to be equal to the average Sale Price of the Common Shares over the ten Trading Day period ending on the Trading Day immediately preceding the Fundamental Change Repurchase Date. Notwithstanding the foregoing, in no event shall the value of each Common Share be deemed to be equal to less than 50% of the Applicable Price used to determine the amount of the Make-Whole Premium. If the Company elects to pay the Make-Whole Premium in whole or in part in Common Shares, the Company shall not issue any fractional shares but shall instead pay an amount in cash in lieu of any fractional Common Share determined as provided in Section 11.03 hereof.

      If the Company elects to pay the Make-Whole Premium in whole or in part in Alternative Consideration, such Alternative Consideration shall be valued as follows:

                  (i) if all or a portion of such Alternative Consideration consists of securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, such securities shall have a value equal to 98.0% of the average of the closing price or last sale price, as applicable, for the 10 consecutive Trading Days ending on, and excluding, the Trading Day immediately preceding the Fundamental Change Repurchase Date;

                  (ii) if all or a portion of such Alternative Consideration consists of securities (other than securities referred to in the immediately preceding clause (i)), assets or property (other than cash), such securities, assets or property shall be valued based on 98.0% of the average of the fair market value of such securities, assets or property, as determined by two independent, nationally recognized investment banks selected by the Trustee; and

                  (iii) if all or a portion of such Alternative Consideration consists of cash, 100% of such cash.

      The make-whole premium (the "MAKE-WHOLE PREMIUM") will be equal to an amount that is derived by multiplying each $1,000 Principal Amount of Securities by a specified percentage. Such percentage will be determined by reference to the table below and will be based on the date on which the Fundamental Change becomes effective (the "EFFECTIVE DATE") and the price (the "APPLICABLE PRICE") paid per Common Share in the transaction constituting the Fundamental Change. If holders of Common Shares receive only cash in the Fundamental Change, the Applicable Price shall be the cash amount paid per share. In all other cases, the Applicable Price shall be the average of the Sale Price of Common Shares for the five Trading Days up to but not including the Effective Date.

      The following table sets forth the percentages to be used to determine the Make-Whole Premium to be paid by the Company. The Applicable Prices set forth in the first column of the table below, the Stock Price Threshold (as hereinafter defined) and the Stock Price Cap (as hereinafter defined) will be adjusted as of any date on which the Exchange Rate is adjusted. The adjusted Applicable Prices, Stock Price Threshold and Stock Price Cap will equal the Applicable Prices, Stock Price Threshold and Stock Price Cap, respectively, applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the adjustment and the denominator of which is the Exchange Rate as so adjusted.

                               MAKE-WHOLE PREMIUM
                           (% OF THE PRINCIPAL AMOUNT)

                                                                      EFFECTIVE DATE
                                                 --------------------------------------------------------
                                                 DECEMBER 13,   JUNE 15,   JUNE 15,   JUNE 15,   JUNE 15,
APPLICABLE PRICE                                     2004         2005       2006       2007       2008
----------------                                 ------------   --------   --------   --------   --------
$ 50.00........................................     26.02        25.85      25.85      26.24      28.67
$ 55.00........................................     22.36        22.00      21.45      20.85      21.54
$ 60.00........................................     19.18        18.66      17.65      16.21      14.41
$ 65.00........................................     16.41        15.78      14.43      12.35       7.28
$ 70.00........................................     14.02        13.30      11.71       9.24       0.14
$ 75.00........................................     11.96        11.19       9.46       6.78       0.00
$ 80.00........................................     10.18         9.38       7.59       4.90       0.00
$ 85.00........................................      8.64         7.85       6.05       3.48       0.00
$ 90.00........................................      7.32         6.54       4.80       2.43       0.00
$ 95.00........................................      6.19         5.43       3.78       1.66       0.00
$100.00........................................      5.22         4.50       2.95       1.10       0.00
$105.00........................................      4.38         3.70       2.28       0.71       0.00
$110.00........................................      3.66         3.03       1.74       0.44       0.00
$115.00........................................      3.04         2.46       1.31       0.25       0.00
$120.00........................................      2.52         1.99       0.97       0.13       0.00
$125.00........................................      2.06         1.59       0.70       0.05       0.00
$130.00........................................      1.68         1.25       0.49       0.01       0.00
                                                    -----        -----      -----      -----      -----

The exact Applicable Price and Effective Dates may not be as set forth in the table, in which case, if the Applicable Price is between two Applicable Prices in the table or the Effective Date is between two Effective Dates on the table (or both), the relevant percentages will be determined by straight line interpolation between the percentages set forth for the higher and lower Applicable Prices and the two Effective Dates based on a three hundred sixty five (365) day year (or both).

                  If the Applicable Price is greater than $130.00 per share (the "STOCK PRICE CAP") (subject to adjustment), no Make-Whole Premium will be paid.

                  If the Applicable Price is less than or equal to $50.00 per share (the "STOCK PRICE THRESHOLD") (subject to adjustment), no Make-Whole Premium will be paid.

      If a Fundamental Change has occurred, a calculation agent (who may be the trustee), appointed from time to time by the Company, shall, on behalf of and on request by the Company, calculate (A) the Applicable Price, and (B) the Make-Whole Premium with respect to such Applicable Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Applicable Price and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the calculation agent shall, on behalf of and upon request by the Company or the Trustee make the determinations described in [the fifth paragraph] of this
Section 11.05(b) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the day prior to the Fundamental Change Repurchase Date. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (X) shall notify the Holders of the Applicable Price and Make-Whole Premium per $1,000 principal amount of Securities with respect to a Fundamental Change as part of the Fundamental Change Repurchase Notice and (Y) shall notify the Holders, by registered first-class mail, sent promptly upon the opening of business on the Fundamental Change Repurchase Date of the number of Common Shares or the amount of cash or Alternative Consideration, as the case may be, to be paid in respect of the Make-Whole Premium in connection with such Fundamental Change, in the manner provided in this Indenture, and the Company shall also publicly announce such information. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall verify, in writing, all calculations made by the calculation agent pursuant to this Section 11.05.

      On or prior to the Business Day immediately following the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with one or more paying agents a number of Common Shares or the amount of cash or Alternative Consideration, or a consideration thereof, as the case may be, sufficient to pay the Make-Whole Premium with respect to all Securities to be exchanged in connection with such Fundamental Change; PROVIDED that if such deposit is made on the Business Day immediately following the Fundamental Change Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 12:00 p.m., New York City time, on such date. Payment of the Make-Whole Premium for Securities surrendered for exchange within the period described in the first paragraph of this Section 11.05(b), shall be made promptly following the Fundamental Change Repurchase Date by mailing checks in respect of cash (or if the Securities are represented by a

Global Security, by wire transfer of immediately available funds to the Depositary or its nominee) and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the register kept by the Registrar.

            SECTION 11.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

      In case the Guarantor shall (i) pay a dividend, or make a distribution, in Common Shares, on its Common Shares, (ii) subdivide its outstanding Common Shares into a greater number of shares, or (iii) combine its outstanding Common Shares into a smaller number of shares, the Exchange Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the occurrence of such event by a fraction of which the numerator shall be the number of Common Shares outstanding immediately after such event and the denominator shall be the number of Common Shares outstanding immediately prior to such event. If any dividend or distribution of the type described in clause
(i) above is not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such dividend as distribution had not been declared. An adjustment made pursuant to this Section 11.06 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

            SECTION 11.07. ADJUSTMENT FOR RIGHTS OR WARRANTS.

      In case the Guarantor shall issue rights or warrants to all holders of its Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Market Price per Common Share at the record date for the determination of shareholders entitled to receive such rights or warrants, the Exchange Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Common Shares offered to holders of Common Shares for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of Common Shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the shareholders entitled to receive such rights or warrants. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Market Price of such Common Shares, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Guarantor for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Guarantor's Board of Directors.

            SECTION 11.08. ADJUSTMENT FOR OTHER DISTRIBUTIONS.

            (a) In case the Guarantor shall distribute to all holders of its Common Shares (excluding any distribution in connection with the liquidation, dissolution or winding up of the Guarantor, whether voluntary or involuntary) any shares of any class of capital stock of the Guarantor (other than Common Shares), or evidences of indebtedness of the Guarantor or of assets (other than cash and other than dividends, distributions or rights or warrants to subscribe for or purchase any of its securities referred to in Section 11.07 hereof) (any of the foregoing hereinafter in this Section 11.08(a) called the "DISTRIBUTED SECURITIES"), then, the Exchange Rate shall be adjusted so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per Common Share on the record date mentioned below, and the denominator shall be the Market Price per Common Share on such record date less the fair market value on such record date (as determined by the Guarantor's Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one Common Share. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Market Price of the Common Shares on the record date, in lieu of the foregoing adjustment, upon exchange of any Securities thereafter, the provisions of Section 11.14 shall apply to such exchange mutatis mutandis; PROVIDED that for such application, any references in such provisions to the "Exchange Property" shall be deemed references to a unit composed of (a) the number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution and (b) the amount of Distributed Securities such Holder would have received had such Holder held a number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution. In the event that such distribution is not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such distribution had not been declared. If the Guarantor's Board of Directors determines the fair market value of any distribution for purposes of this Section 11.08(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Common Shares.

            (b) In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Guarantor, whether voluntary or involuntary), then, in such case, the Exchange Rate shall be increased so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Market Price of the Common Shares and the denominator shall be the Market Price of the Common Shares on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one Common Share, such increase to be effective immediately prior to the opening of business on the day following the record date; PROVIDED, HOWEVER, that in the event that the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Market Price of the Common Shares on the record date, in lieu of the foregoing adjustment, upon exchange of any Securities thereafter, the provisions of
Section 11.14 shall apply to such exchange mutatis mutandis; PROVIDED, FURTHER, that for such application, any references in such provisions to the "Exchange Property" shall be deemed references to a unit composed of (a) the number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution and (b) the amount of cash such holder would have received had such holder held a number of Common Shares equal to the Exchange Rate immediately prior to the relevant distribution. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such dividend or distribution had not been declared.

            (c) In case a tender or exchange offer made by the Guarantor or any subsidiary of the Guarantor shall expire and such tender or exchange offer (as amended as of the expiration thereof) shall require the payment to common shareholders of consideration per Common Share, expressed as an amount per Common Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer (the "OFFER CONSIDERATION") having a fair market value (as determined by the Guarantor's Board of Directors, whose determination shall be conclusive and set forth in a certificate filed with the Trustee) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer exceeds the Market Price per Common Share, then the Exchange Rate shall be increased so that the same shall equal the Exchange Rate determined by multiplying the Exchange Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (i) the product of (A) the Offer Consideration and (B) the number of Common Shares validly tendered or exchanged (and not withdrawn), and accepted for purchase, pursuant to such tender offer or exchange offer (such Common Shares the "PURCHASED SHARES") and (ii) the product of (A) the Market Price per Common Share as of the Expiration Time and (B) an amount equal to (i) the number of Common Shares outstanding as of the Expiration Time (including all Purchased Shares) less (ii) the Purchased Shares, and the denominator shall be the product of (i) the number of Common Shares outstanding as of the Expiration Time (including all Purchased Shares) and (ii) the Market Price per Common Share as of the Expiration Time. The adjustment to the Exchange Rate set forth above shall become effective immediately prior to the opening for business on the day following the Expiration Time. If the Guarantor or such subsidiary making such tender or exchange offer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Guarantor or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if the tender or exchange offer had not been made.

            (d) Notwithstanding Sections 11.08(b) and (c), in no event shall the Exchange Rate as adjusted pursuant to Sections 11.08(b) and (c) exceed 22.3964 per $1,000 Principal Amount of Securities (as such Exchange Rate may be adjusted on a proportional basis for any adjustment made pursuant to Sections 11.06,
11.07 or 11.08 (a)).

            SECTION 11.09. [RESERVED.]

            SECTION 11.10. WHEN NO ADJUSTMENT REQUIRED.

      No adjustment need be made for rights to purchase Common Shares pursuant to a Guarantor plan for reinvestment of dividends or interest.

      No adjustment need be made for a change in the par value or no par value of the Common Shares.

      To the extent the Securities become exchangeable for cash, assets, property or securities (other than capital stock of the Guarantor), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

            SECTION 11.11. NOTICE OF ADJUSTMENT.

      Whenever the Exchange Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Exchange Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Exchange Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

            SECTION 11.12. VOLUNTARY CHANGE.

      The Guarantor may make such increases or decreases, in one or more increments, in the Exchange Rate, in addition to those required by Sections 11.06, 11.07 and 11.08 hereof, as the Guarantor's Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Guarantor may from time to time increase, in one or more increments, the Exchange Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Guarantor's Board of Directors shall have made a determination that such increase would be in the best interests of the Guarantor, which determination shall be conclusive. Subsequent to any such increase, the Guarantor may from time to time lower the Exchange Rate to any rate that is not lower than the Exchange Rate that would have been applicable had any such increase not occurred, if the Guarantor's Board of Directors has determined that the decrease would be in the Guarantor's best interests. Whenever the Exchange Rate is changed pursuant to this Section 11.12, the Company shall mail to Holders and file with the Trustee and the Exchange Agent a notice of such increase. The Company shall mail such notice at least seven days before the date the increased or decreased Exchange Rate takes effect. The notice shall state the increased or decreased Exchange Rate and the period it will be in effect.

            SECTION 11.13. NOTICE OF CERTAIN TRANSACTIONS.

      If:

            (1) the Guarantor makes any distribution or dividend that would require an adjustment in the Exchange Rate pursuant to Section 11.06, 11.07 or
11.08 hereof; or

            (2) the Guarantor takes any action that would require a supplemental indenture pursuant to Section 11.14 hereof; or

            (3) there is a liquidation, dissolution or winding-up of the Guarantor;

then the Company shall mail to Holders and file with the Trustee and the Exchange Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, conveyance , transfer, lease, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least ten days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

            SECTION 11.14. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR
                           TRANSFER.

      If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Guarantor with another Person as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any conveyance, transfer or lease of the properties and assets of the Guarantor as, or substantially as, an entirety to any other Person as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then:

      (a) the Company and the Guarantor or the successor or purchasing
Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the exchange and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, conveyance, transfer or lease, the Exchange Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, combination, conveyance, transfer or lease, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Company's Board of Directors and practicable the provisions providing for the repurchase rights set forth in
Article 3 herein.

      (b) Notwithstanding the provisions of Section 11.05(a), the Exchange Value with respect to each $1,000 principal amount of Securities exchanged following the effective date of any such transaction shall be calculated (as provided in clause (d) below) based on the kind and amount of shares of stock and other securities or property or assets (including cash) received upon such reclassification, change, consolidation, merger, combination, conveyance, transfer or lease by a holder of Common Shares holding, immediately prior to the transaction, a number of Common Shares equal to the Exchange Rate immediately prior to such transaction (the "EXCHANGE PROPERTY") assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, conveyance, transfer or lease.

      (c) The Exchange Value in respect of any Securities exchanged following the effective date of any such transaction shall be equal to the average of the daily values of the Exchange Property pertaining to such Securities as determined in the next sentence (the "EXCHANGE PROPERTY VALUE") for each of the ten consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the later of (A) the second Trading Day immediately following the day the Securities are tendered for exchange and (B) the effective date of such transaction (the "EXCHANGE PROPERTY WEIGHTED AVERAGE PRICE"). For the purpose of determining the value of any Exchange Property:

                  (i) Any shares of common stock of the successor or purchasing
            Person or any other Person that are included in the Exchange Property shall be valued as set forth in Section 11.05 as if such shares were "Common Shares"; and

                  (ii) Any other property (other than cash) included in the
            Exchange Property shall be valued in good faith by the Company's Board of Directors or by a AMEX member firm selected by the Company's Board of Directors.

      (d) The Company shall deliver such Exchange Value to Holders of Securities so exchanged as follows:

                  (i) An amount equal to the Principal Return, determined as set forth in Section 11.05(a)(ii)(1); and

                  (ii) If the Exchange Value of the Securities so exchanged is greater than the Principal Return, an amount of Exchange Property, cash, or any combination thereof, determined as set forth below, equal to such aggregate Exchange Value less the Principal Return (the "NET EXCHANGE PROPERTY AMOUNT").

      The amount of Exchange Property to be delivered shall be determined by dividing the Net Exchange Property Amount, minus any cash paid by the Company in respect of the Net Exchange Property Amount by the Exchange Property Weighted Average Price. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the Exchange Property Value of such kind of Exchange Property bears to the Exchange Property Value of all the Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being exchanged, the Company shall deliver cash in lieu of such fractional share or unit based on its Exchange Property Weighted Average Price.

      (e) Notwithstanding clauses (b), (c) and (d) above, if the Securities are tendered for exchange prior to the effective date of any such transaction pursuant to Section 11.05(b) above, and the Principal Return and Net Shares, if any, have been determined as of the effective date of such transaction, then the Company shall (i) pay the Principal Return in cash and (ii) instead of delivering Net Shares, if applicable, deliver an amount of Exchange Property that a holder of Common Shares, holding, immediately prior to the transaction, a number of Common Shares equal to the Net Shares, would receive, assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, conveyance, transfer or lease, cash, or a combination thereof at the Company's option. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being exchanged, the Company shall deliver cash in lieu of such fractional share or unit based on the Exchange Property Value (as so determined).

      (f) [Reserved.]

      (g) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at his address appearing on the Securities register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      (h) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

      (i) If this Section applies, none of Sections 11.06, 11.07 nor 11.08 hereof apply.

            SECTION 11.15. COMPANY DETERMINATION FINAL.

      Any determination that the Company or its Board of Directors or the Guarantor or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.12, 11.14 or 11.17 hereof shall be conclusive in the absence of manifest error.

            SECTION 11.16. TRUSTEE'S ADJUSTMENT DISCLAIMER.

      The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 hereof need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exchange of Securities. The Trustee shall not be responsible for the Company's or the Guarantor's failure to comply with this Article 11, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received a notice of adjustment pursuant to Section 11.11 hereof. Each Exchange Agent (other than the Company or one of its Affiliates) shall have the same protection under this Section 11.16 as the Trustee.

            SECTION 11.17. SIMULTANEOUS ADJUSTMENTS.

      In the event that this Article 11 requires adjustments to the Exchange Rate under more than one of Section 11.06, 11.07, 11.08(a) or 11.08(b) hereof, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.08(a) hereof, second, the provisions of Section 11.08(b) hereof, third, the provisions of Section 11.06 hereof and, fourth, the provisions of Section 11.07 hereof, PROVIDED that no adjustment shall be made more than once pursuant to any such individual Section.

            SECTION 11.18. SUCCESSIVE ADJUSTMENTS.

      After an adjustment to the Exchange Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Exchange Rate as so adjusted.

            SECTION 11.19. RIGHTS ISSUED IN RESPECT OF COMMON SHARES ISSUED UPON
                           EXCHANGE.

      Notwithstanding any other provision hereof, in the event that the Guarantor implements a shareholders' rights plan, such rights plan shall provide that upon exchange of the Securities the Holders will receive, in addition to the Common Shares issuable upon such exchange, if any, such rights, whether or not such rights have separated from the Common Shares at the time of such exchange.

      Rights or warrants distributed by the Guarantor to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Guarantor's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"):

                  (i) are deemed to be transferred with such Common Shares,

                  (ii) are not exercisable, and

                  (iii) are also issued in respect of future issuances of Common
            Shares,

shall not be deemed distributed for purposes of Section 11.08(a) hereof until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Exchange

Rate under Section 11.08(a) hereof, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exchange Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Exchange Rate shall be readjusted as if such issuance had not occurred.

            SECTION 11.20. GENERAL CONSIDERATIONS.

      Whenever successive adjustments to the Exchange Rate are called for pursuant to this Article 11, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Article 11 and to avoid unjust or inequitable results as determined in good faith by the Guarantor's Board of Directors.

                                  ARTICLE 12.
                              CONTINGENT INTEREST

            SECTION 12.01. GENERAL.

            (a) The Securities shall provide for payment of Contingent Interest in certain circumstances as specified in paragraph 10 of the Securities.

            (b) Holders of Securities at the close of business on a Contingent Interest Record Date will receive payment of Contingent Interest, payable on the corresponding Contingent Interest Payment Date notwithstanding the exchange of such Securities at any time after the close of business on such Contingent Interest Record Date. Securities surrendered for exchange by a Holder during the period from the close of business on any Contingent Interest Record Date to the opening of business on the immediately following Contingent Interest Payment Date must be accompanied by payment of an amount equal to the Contingent Interest that the Holder is to receive on the Securities; PROVIDED, HOWEVER, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Contingent Interest Record Date and on or prior to the immediately following Contingent Interest Payment Date, (2) the Company has specified a Fundamental Change Repurchase Date following a Fundamental Change that is during such period or (3) any overdue Contingent Interest exists at the time of exchange with respect to such Securities to the extent of such overdue Contingent Interest.

            (c) In the event that any date on which Contingent Interest or any other amount is payable on a Security is not a Business Day, then a payment of the amount payable on such date will be made on the next succeeding day which is a Business Day and (without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

            SECTION 12.02. DEFAULTED CONTINGENT INTEREST; INTEREST RIGHTS
                           PRESERVED.

      Except as otherwise specified with respect to the Securities, any Contingent Interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Contingent Interest Payment Date (herein called "DEFAULTED CONTINGENT INTEREST") shall forthwith cease to be payable to the registered Holder thereof on the relevant Contingent Interest Record Date by virtue of having been such Holder, and such Defaulted Contingent Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                              (1) The Company may elect to make payment of any Defaulted Contingent Interest to the Persons in whose names the Securities are registered at the close of business on a special record date (herein called "SPECIAL CONTINGENT INTEREST RECORD DATE") for the payment of such Defaulted Contingent Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Contingent Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Contingent Interest as in this clause provided. Thereupon the Trustee shall fix a Special Contingent Interest Record Date for the payment of such Defaulted Contingent Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Contingent Interest Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Contingent Interest and the Special Contingent Interest Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Holders maintained pursuant to Section 2.05 hereof not less than ten days prior to such Special Contingent Interest Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each place of payment, but such publications shall not be a condition precedent to the establishment of such Special Contingent Interest Record Date. Notice of the proposed payment of such Defaulted Contingent Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Contingent Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Contingent Interest Record Date and shall no longer be payable pursuant to the following clause (2).

                              (2) The Company may make payment of any Defaulted Contingent Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section and Section 2.07 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Contingent Interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                  ARTICLE 13.
                                 MISCELLANEOUS

            SECTION 13.01. TRUST INDENTURE ACT.

      This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; PROVIDED, HOWEVER that this Section 13.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, such required provision shall control.

            SECTION 13.02. NOTICES.

      Any request, demand, authorization, notice, waiver, consent or communication shall be in writing in the English language and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

      if to the Company:

                  Nabors Industries, Inc.
                  c/o Nabors Corporate Services, Inc.
                  515 West Greens Road, Suite 1200
                  Houston, Texas  77067
                  Attn:  General Counsel
                  Telephone Number:  (281) 874-0035
                  Facsimile Number:  (281) 775-8431

      if to the Guarantor:

                  Nabors Industries Ltd.
                  2nd Fl., International Trading Centre
                  P.O. Box 905E
                  Warrens
                  St. Michael, Barbados
                  Attn:  Vice President-Administration
                  Telephone Number:  (246) 421-9471
                  Facsimile Number:  (246) 421-9472
      if to the Trustee:

                  J.P. Morgan Trust Company, National Association
                  Institutional Trust Services
                  600 Travis Street, Suite 1150
                  Houston, Texas 77002-3009
                  Telephone Number:  (713) 216-5651
                  Facsimile Number:  (713) 216-6590

      Each of the Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications. Notices to the Trustee shall be effective only upon receipt.

      Any notice or communication given to a Holder shall be mailed to the Holder, by first class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Company or the Guarantor mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Exchange Agent or co-registrar.

            SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar, the Paying Agent, the Exchange Agent and anyone else shall have the protection of TIA Section 312(c).

            SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:

                              (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                              (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                              (1) a statement that each individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                              (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                              (4) a statement that, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. SEPARABILITY CLAUSE.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT, EXCHANGE AGENT AND
                           REGISTRAR.

      The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Exchange Agent and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. GOVERNING LAW.

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

            SECTION 13.09. NO RECOURSE AGAINST OTHERS.

      A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.10. RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

      The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of ten days prior to the first solicitation of such vote or consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.05 prior to such solicitation. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

            SECTION 13.11. [RESERVED.]

            SECTION 13.12. SUCCESSORS.

      All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 13.13. MULTIPLE ORIGINALS.

      The parties may sign any number of copies (including by facsimile) of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.


                            (SIGNATURE PAGE FOLLOWS)

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.

                                       NABORS INDUSTRIES, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       NABORS INDUSTRIES LTD.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       J.P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION, as Trustee


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 4.10 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND, FOR PURPOSES OF THE CPDI REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON SHARES RECEIVED BY A BENEFICIAL HOLDER UPON ANY EXCHANGE OF THE SECURITIES AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE" WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THE SECURITIES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 5.53% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS ANNEX 1. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY'S TREASURY DEPARTMENT AT
(281) 874-0035 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: NABORS INDUSTRIES, INC., 515 W. GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067,
ATTENTION: TREASURY DEPARTMENT.

                      [FORM OF LEGEND FOR GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFERS, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          [RESTRICTED SECURITY LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, U. S. PERSONS EXCEPT (A) TO NABORS INDUSTRIES LTD. OR TO NABORS INDUSTRIES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U. S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                             NABORS INDUSTRIES, INC.

             SERIES B ZERO COUPON SENIOR EXCHANGEABLE NOTE DUE 2023



No.
Issue Date:  December [   ], 2004
Principal Amount:  $

                                                               CUSIP: [     ](1)

      Nabors Industries, Inc., a Delaware corporation, promises to pay to ______________________ or registered assigns, on June 15, 2023 the Principal Amount of __________________________________ Dollars ($________________) [or
such greater or lesser Principal Amount as may be shown on Schedule A hereto].(2)

      This Security shall not bear interest except as specified on the other side of this Security. This Security is exchangeable as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, Nabors Industries, Inc. has caused this instrument to be duly executed.


                                         NABORS INDUSTRIES, INC.


                                         By:__________________________________
                                         Name:________________________________
                                         Title:_______________________________


Dated:___________________

____________
(1) For Restricted Securities only; otherwise, [        ].
(2) For inclusion in the global Security only.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION


      This is one of the Securities referred to in the within-mentioned
Indenture.

J.P. Morgan Trust Company, National Association, as Trustee


By_______________________________
   Authorized Signatory


Date of authentication:  ______________

                       [FORM OF REVERSE SIDE OF SECURITY]

                             NABORS INDUSTRIES, INC.

             SERIES B ZERO COUPON SENIOR EXCHANGEABLE NOTE DUE 2023

1.    INTEREST

      This Security shall not bear interest except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), or if Contingent Interest, if any, due hereon is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall bear interest at the rate of 1.0% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.    METHOD OF PAYMENT

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons entitled thereto. Holders must surrender Securities to the Paying Agent to collect payments in respect of the Principal Amount of the Securities. The Company will make all cash payments due on the Securities (i) by wire transfer of immediately available funds with respect to Securities held in book-entry form or Securities held in certificated form with an aggregate Principal Amount in excess of $2,000,000 whose Holder has requested such method of payment and provided wire transfer instructions to the Paying Agent or (ii) by check payable in such money mailed to a Holder's registered address with respect to any other certificated Securities. The Company will pay cash amounts due on the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.    PAYING AGENT, EXCHANGE AGENT AND REGISTRAR

      Initially, J.P. Morgan Trust Company, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent, Exchange Agent and Registrar. The Company may appoint and change any Paying Agent, Exchange Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company, the Guarantor or any of their Subsidiaries or Affiliates may act as Paying Agent, Exchange Agent, Registrar or co-registrar.

4.    INDENTURE

      The Company issued the Securities under an Indenture (the "INDENTURE"), dated as of December [ ], 2004, among the Company, the Guarantor and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

      The Securities are general unsecured obligations of the Company, and are fully and unconditionally guaranteed as to payment by the Guarantor as provided in Article 10 of the Indenture and as evidenced by the notation of Guarantee endorsed hereon. The Indenture does not limit the indebtedness issued thereunder or other indebtedness of the Company or the Guarantor, whether secured or unsecured.

5.    REDEMPTION AT THE OPTION OF THE COMPANY

      No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Principal Amount plus accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any, and overdue interest, if any, provided that the Securities are not redeemable prior to June 15, 2008. The Company may, upon at least 30 days' notice to the Holders, on one or more occasions, elect to extend the period in which it cannot redeem the Securities.

6. REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; REPURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

            (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on June 15, 2008, June 15, 2013 and June 15, 2018 at a Purchase Price equal to the Principal Amount thereof, together with accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time during the period from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

      Securities in denominations larger than $1,000 of Principal Amount may be repurchased in part, but only in integral multiples of $1,000 of Principal Amount.

            (b) Subject to the terms and conditions of the Indenture, in the event any Fundamental Change shall occur, each Holder of Securities shall have the right, at the Holder's option, to require the Company to repurchase any or all of such Holder's Securities (or portions thereof that are integral multiples of $1,000 of Principal Amount), on a date selected by the Company (the "Fundamental Change Repurchase Date"), which date is no later than 35 Trading Days and no earlier than 20 Trading Days after the date notice of the Fundamental Change is mailed in accordance with the Indenture and in no event prior to the date on which the Fundamental Change occurs, at a price, payable in cash equal to the Principal Amount plus accrued and unpaid Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any to, but excluding, the Fundamental Change Repurchase Date.

         Within 30 days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, notice of the occurrence of such Fundamental Change to each Holder. Such notice shall include, among other things, a description of the procedures which a Holder must follow to exercise its Fundamental Change Repurchase Right. For a Security to be so repurchased at the option of the Holder, the Paying Agent must receive such Security with the form entitled "Option to Elect Repurchase Upon a Fundamental Change" on the reverse thereof duly completed, together with such Security duly endorsed for transfer, no later than the close of business on the Business Day immediately preceding the Fundamental Chance Repurchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding.

            (c) If cash sufficient to pay a Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be repurchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, cease to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

7.    NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

      Notice of redemption at the option of the Company will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Redemption Date, on and after such date Contingent Interest, if any, Additional Amounts, if any, and overdue interest, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in multiples of $1,000 of Principal Amount.

8.    RANKING

      The Securities and the Guarantee rank equally in contractual right of payment with all of the other existing and future unsubordinated indebtedness of the Company and the Guarantor, respectively.

9.    EXCHANGE

      Subject to the next two succeeding sentences, a Holder of a Security may exchange this Security for cash and, if applicable, Common Shares prior to the close of business on the Business Day immediately preceding June 15, 2023 (unless earlier redeemed or repurchased), but only upon the occurrence of one of the four events set forth in Section 11.01 of the Indenture. If this Security is called for redemption, the Holder may exchange it at any time before the close of the last Trading Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to repurchase such Security or to repurchase such Security in the event of a Fundamental Change may be exchanged only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

      In the event a Fundamental Change occurs prior to June 15, 2008, and a Holder surrenders the Securities for exchange pursuant to Section 11.01 of the Indenture during the period beginning on (and including) the date on which the Company issued the Fundamental Change Repurchase Notice pursuant to Section 3.01(b) of the Indenture and ending on (and including) the Fundamental Change Repurchase Date in connection with such Fundamental Change, to the extent required pursuant to Article 11 of the Indenture, the Holder will receive, in addition to the payment of the Exchange Value of the Securities as provided in
Section 11.05(a) of the Indenture, a Make-Whole Premium, if any, as described in the Indenture. The Make-Whole Premium payable to a Holder may be paid, at the Company's option, in (i) cash, (ii) Common Shares, or (iii) the same form of consideration which the Common Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, as a result of the transaction or transactions constituting the Fundamental Change, assuming that the holder of such Common Shares would not have exercised any rights of election that such would have as a holder of Common Shares to select a particular form of consideration (the "ALTERNATIVE CONSIDERATION"), or in any combination of cash, Common Shares or Alternative Consideration. If the Company elects to pay the Make-Whole Premium in whole or in part in Common Shares or Alternative Consideration, such Common Shares and Alternative Consideration shall be valued as provided in the Indenture.

      The make-whole premium (the "MAKE-WHOLE PREMIUM") will be equal to an amount that is derived by multiplying each $1,000 Principal Amount of Securities by a specified percentage. Such percentage will be determined by reference to the table in Section 11.05 of the Indenture and subject to the terms and conditions set forth in the Indenture.

      The initial Exchange Rate is 14.2653 Common Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional Common Share if Common Shares are issued upon such exchange.

      To exchange this Security a Holder must (1) complete and manually sign the exchange notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent, (2) complete and manually sign the exchange notice to the Company on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, (3) surrender this Security to the Exchange Agent, (4) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Company or the Trustee, (5) pay any transfer or similar tax, if required, and (6) if required by Section 12.01 of the Indenture, pay funds equal to the Contingent Interest payable on the next Contingent Interest Payment Date.

      A Holder may exchange a portion of this Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Shares except as provided in the Indenture. Except as provided in Section 12.01 of the Indenture, on exchange of this Security, that portion of accrued but unpaid

Contingent Interest, if any, and Additional Amounts, if any, to the Exchange Date with respect to the exchanged portion of this Security shall be deemed canceled, extinguished and forfeited through the delivery of the Principal Return and, if applicable, cash in the Net Share Amount or Net Shares (together with any cash payment, if any, in lieu of fractional shares) in exchange for the portion of this Security being exchanged pursuant to the terms hereof.

10.   CONTINGENT INTEREST

            (a) The Company will pay Contingent Interest ("CONTINGENT INTEREST") to the Holders of the Securities in respect of any six-month interest period from June 15 to December 14 or December 15 to June 14 commencing on or after June 15, 2008 for which the average Trading Price of a Security for the applicable five Trading Day reference period equals or exceeds 120% of $1,000 per $1,000 Principal Amount of Securities as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month interest period. For any six-month interest period in respect of which Contingent Interest is payable, the Contingent Interest payable on each Security shall equal 0.185% of the Principal Amount of the Security.

      Any Contingent Interest will be payable on the June 15 or December 15 (each a "CONTINGENT INTEREST PAYMENT DATE") immediately following the relevant six-month interest period to the Persons in whose names the Securities are registered at the close of business on the June 1 or December 1 (each a "CONTINGENT INTEREST RECORD DATE") immediately preceding the applicable Contingent Interest Payment Date, except that Contingent Interest payable upon redemption or repurchase will be paid to the Person to whom the Principal Amount is payable unless the Redemption Date or Repurchase Date or Fundamental Change Repurchase Date, as the case may be, is a Contingent Interest Payment Date. Contingent Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

      Upon determination that Holders will be entitled to receive Contingent Interest which may become payable, the Company shall notify the Holders. In connection with providing such notice, the Company will issue a press release and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company shall determine.

            (b) Except as otherwise specified with respect to the Securities, any Contingent Interest on any Security that is payable, but is not punctually paid or duly provided for, on any Contingent Interest Payment Date (herein called "DEFAULTED CONTINGENT INTEREST") shall forthwith cease to be payable to the Holder thereof on the relevant Contingent Interest Record Date by virtue of having been such Holder, and such Defaulted Contingent Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

            (c) Contingent Interest shall cease to accrue on the Securities after declaration of acceleration of the Securities as provided in Section 6.02 of the Indenture.

11.   EXCHANGE ARRANGEMENT ON CALL FOR REDEMPTION

      Any Securities called for redemption, unless surrendered for exchange before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company or the Guarantor to purchase such Securities from the Holders, to exchange them pursuant to the terms hereof and to make payment for such Securities to the Trustee in trust for such Holders.

12.   DENOMINATIONS; TRANSFER; EXCHANGE

      The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of notice of Securities to be redeemed.

13.   PERSONS DEEMED OWNERS

      The registered holder of this Security may be treated as the owner of this Security for all purposes.

14.   UNCLAIMED MONEY OR SECURITIES

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for six months, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15.   AMENDMENT; WAIVER

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults and Events of

Defaults may be waived with the consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantor and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to provide for the assumption of the Company's or the Guarantor's obligations to the Holders of the Securities in case of a merger or consolidation or sale of all or substantially all of the Company's or the Guarantor's assets; to provide for uncertificated Securities in addition to or in place of certificated Securities; or to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

16.   DEFAULTS AND REMEDIES

      Under the Indenture, Events of Default include (i) the Company defaults in the payment of the Principal Amount, Redemption Price, Purchase Price or a Fundamental Change Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for repurchase by the Company or otherwise, and such default continues for ten days;
(ii) the Company defaults in the payment of Contingent Interest, if any, or Additional Amounts, if any, and such default continues for 30 days; (iii) failure of the Company or the Guarantor to perform or comply with the provisions of Section 11.02 of the Indenture, and such failure continues for a period of 20 days; (iv) the Company or the Guarantor fails to comply with any of its agreements or covenants in this Security or the Indenture (other than those referred to in clauses (i) through (iii) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default; (v) certain events of bankruptcy or insolvency as set forth in the Indenture; and (vi) the failure to keep the Guarantee in place. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

      Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) and (ii) above) if it determines that withholding notice is in their interests.

17.   TRUSTEE DEALINGS WITH THE COMPANY

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not Trustee.

18.   NO RECOURSE AGAINST OTHERS

      A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.   AUTHENTICATION

      This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.   ABBREVIATIONS

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.   REGISTRATION RIGHTS

      The Holders of Restricted Securities are entitled to the benefits set forth in ANNEX I to the Indenture relative to registration of the Securities.

22.   GOVERNING LAW

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

23.   INDENTURE TO CONTROL

      In case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                Nabors Industries, Inc.
                515 West Greens Road, Suite 1200
                Houston, Texas  77067
                Attention:  Legal Department

                          [FORM OF NOTATION ON SECURITY

                             RELATING TO GUARANTEE]

      Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the Principal Amount, Contingent Interest, if any, and Additional Amounts, if any, on these Securities and all other amounts due and payable under the Indenture and these Securities by the Company.

      The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                        Guarantor:

                                        NABORS INDUSTRIES LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                            [FORM OF EXCHANGE NOTICE]

                                 EXCHANGE NOTICE

                              TO THE EXCHANGE AGENT

To:   Nabors Industries, Inc.
      Nabors Industries Ltd.
      c/o Exchange Agent

      The undersigned registered holder of this Security hereby irrevocably exercises the option to exchange this Security, or portion hereof (which is $1,000 Principal Amount (as defined in the Indenture to which this Security is subject) or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, and directs that the consideration issuable and deliverable upon such exchange, together with any check in payment for fractional shares, if any, and any Securities representing any unexchanged Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
                                        ----------------------------------------


                                        ----------------------------------------
                                                      Signature(s)

Fill in for payment of cash or other
property, registration of shares
if to be delivered, and Securities
if to be issued other than to and in
the name of the registered holder:

---------------------------------------
(Name)

---------------------------------------
(Street Address)

---------------------------------------
(City, State and Zip Code)

Please print name and address

                Principal Amount to be exchanged
                (if less than all):
                $_________,000
                Social Security or Other Taxpayer
                Identification Number: ____________

                            [FORM OF EXCHANGE NOTICE]

                                   CONFIRMING
                                 EXCHANGE NOTICE
                            TO BE SENT TO THE COMPANY

To:   Nabors Industries, Inc.
      Nabors Industries Ltd.

      The undersigned registered holder of this Security hereby irrevocably exercises the option to exchange this Security, or portion hereof (which is $1,000 Principal Amount (as defined in the Indenture to which this Security is subject) or an integral multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Security, and directs that the consideration issuable and deliverable upon such exchange, together with any check in payment for fractional shares, if any, and any Securities representing any unexchanged Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
                                        ----------------------------------------

                                        ----------------------------------------
                                                     Signature(s)


Fill in for payment of cash or other
property, registration of shares
if to be delivered, and Securities
if to be issued other than to and in
the name of the registered holder:

----------------------------------------
(Name)

----------------------------------------
(Street Address)

----------------------------------------
(City, State and Zip Code)

Please print name and address

                Principal Amount to be exchanged
                (if less than all):
                $_________,000
                Social Security or Other Taxpayer
                Identification Number: ____________

                       [FORM OF OPTION TO ELECT REPURCHASE

                           UPON A FUNDAMENTAL CHANGE]

To:   Nabors Industries, Inc.

      The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Nabors Industries, Inc. (the "COMPANY") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 Principal Amount (as defined in the Indenture to which this Security is subject) or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.

Dated
                                ---------------------------------
                                            Signature(s)

                                       Principal Amount to be exchanged
                                       (if less than all):
                                       $_________,000
                                       Social Security or Other Taxpayer
                                       Identification Number: ____________

                                 TRANSFER NOTICE

      This Transfer Notice relates to $__________ Principal Amount (as defined in the Indenture to which the referenced Securities are subject) of the Series B Zero Coupon Senior Exchangeable Notes Due 2023 of Nabors Industries, Inc., a Delaware corporation, held by ____________ (the "TRANSFEROR").

      (I) or (we) assign and transfer this Security to



--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

               -----------------------------------------------------------------
      (Sign exactly as your name appears on the other side of this Security)

      Date:
           ---------------------------------------------------------------------

      Signature Guarantee:(3)
                             ---------------------------------------------------

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW

--------
3 Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

      (1) [ ] to Nabors Industries Ltd., Nabors Industries, Inc. or any subsidiary thereof; or


      (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or


      (3) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or


      (4) [ ] pursuant to another available exemption from the registration requirements of the Securities Act of 1933 provided by Rule 144 thereunder; or

      (5) [ ] pursuant to an effective registration statement under the Securities Act of 1933.

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as it has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Date

                                        ----------------------------------------
                                        Signature Guarantee(4)

--------
4 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                   ---------------------------------------------
                                   [Signature of executive officer of purchaser]

                                   Name:
                                           -------------------------------------

                                   Title:
                                           -------------------------------------

              [FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITY
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

                                   SCHEDULE A

                 Changes to Principal Amount of Global Security

                                    PRINCIPAL AMOUNT OF
                                 SECURITIES BY WHICH THIS
                                 GLOBAL SECURITY IS TO BE
                                 REDUCED OR INCREASED, AND
                                  REASON FOR REDUCTION OR    REMAINING PRINCIPAL AMOUNT
             DATE                        INCREASES             OF THIS GLOBAL SECURITY    NOTATION MADE BY
----------------------------------------------------------------------------------------------------------



                                                                         ANNEX I

                         REGISTRATION RIGHTS OF HOLDERS

      1. Definitions

      Capitalized terms used and not defined in this ANNEX I shall have the meanings ascribed to such terms in the Indenture. In addition, for the purposes of this ANNEX I only, the following terms shall have the following meanings:

      Amendment Effectiveness Deadline Date: See Section 2(d)(i).

      Amount of Registrable Securities: (a) With respect to Securities constituting Registrable Securities, the aggregate principal amount of all such Securities outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares that may be issuable from time to time pursuant to the terms of the Indenture and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

      Board: The Board of Directors of the Guarantor.

      Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York, Texas or Bermuda are authorized or required by law to be closed.

      Deferral Period: See Section 2(d).

      Depositary: The Depository Trust Company until a successor is appointed by the Company.

      Effectiveness Date: The 180th day after the Issue Date.

      Effectiveness Period: The period commencing on the date that the Initial Shelf Registration Statement is declared effective under the Securities Act and ending on the date that all Securities, related Guarantees and Underlying Shares have ceased to be Registrable Securities.

      Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor act, rules and regulations.

      Filing Date: The 90th day after the Issue Date.

      Holder: Any holder or owner of a beneficial interest in Registrable Securities.

      Indemnified Holder: See Section 6 hereof.

      Indemnified Person: See Section 6 hereof.

      Indemnifying Person: See Section 6 hereof.

      Initial Shelf Registration: See Section 2(a) hereof.

      NASD: The National Association of Securities Dealers, Inc.

      Notice and Questionnaire: A written notice delivered to the Company requesting the information necessary for the Company and the Guarantor to prepare a Registration Statement, as such notice may be amended by the Company to the extent necessary to ensure compliance with applicable law.

      Notice Holder: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

      Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      Registrable Securities: All Securities and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement or Registration Statements covering such Securities and Underlying Shares having been declared effective by the SEC and remaining effective until such Securities and Underlying Shares having been disposed of or issued and sold, as the case may be, in accordance with such effective Registration Statement, (ii) such Securities and Underlying Shares having been sold in compliance with Rule 144 or (except with respect to affiliates of the Company within the meaning of the Securities Act) are eligible for sale in compliance with Rule 144(k), or (iii) such Securities and any Underlying Shares ceasing to be outstanding.

      Registration Statement: Any registration statement of the Company or the Guarantor that covers the Registrable Securities filed with the SEC pursuant to the provisions of this ANNEX I, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

      Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

      Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

      SEC: The Securities and Exchange Commission.

      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor act, rules and regulations.

      Shelf Registration: See Section 2(b) hereof.

      Shelf Registration Statement: See Section 2(b) hereof.

      Subsequent Shelf Registration: See Section 2(b) hereof.

      TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor act, rules and regulations.

      Trustee: Has the meaning given such term in the Recitals.

      Underlying Shares: Means common shares of the Guarantor, par value $0.001 per share.

      2. Shelf Registration

      (a) Shelf Registration. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Guarantor shall use their respective reasonable best efforts to file with the SEC a Registration Statement or Registration Statements for an offering to be made on a continuous basis pursuant to Rule 415 (or, in the event Rule 415 shall not be available for any of the Registrable Securities for an offering to be made as permitted under the terms of the Securities and this Agreement, including the offering of the Underlying Shares upon the exchange of the Securities) for an offering covering all of the Registrable Securities (the "INITIAL SHELF REGISTRATION") on or prior to the Filing Date.

      The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for (i) in the case of the Securities constituting Registrable Securities, resale by Holders, and
(ii) in the case of Underlying Shares constituting Registrable Securities, (x) the issuance and sale by the Guarantor, or (y) the resale by Holders, as the case may be, in each case in the manner or manners set forth in such Registration Statement and in Rule 415 (if such rule is available for the Initial Shelf Registration).

      The Company and the Guarantor shall use their respective reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the expiration of the Effectiveness Period. To the extent permitted by applicable law and the interpretations of the staff of the SEC, the Initial Registration Statement may be terminated with respect to either the Securities or the Underlying Securities, as the case may be, on the date the Effectiveness Period expires. At the time the Initial Shelf Registration is declared effective, each Holder that became a Notice Holder on or prior to the date five
(5) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

      (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and the Guarantor shall use their respective reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 15 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (or, in the event Rule 415 shall not be available for any of the Registrable Securities, covering an offering to be made as permitted under the terms of the Securities and this Agreement, including the offering of the Underlying Shares upon exchange, repurchase or redemption of the Securities) (each, a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Company and the Guarantor shall use their respective reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective until the termination of the Effectiveness Period. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "SHELF REGISTRATION STATEMENT" means any Registration Statement or Registration Statements filed in connection with a Shelf Registration.

      (c) Supplements and Amendments. The Company and the Guarantor shall promptly use their respective reasonable best efforts to supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement.

      (d) Notice Holders. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section
4. Following the date that the Initial Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. The Guarantor shall promptly provide a Notice and Questionnaire to any Holder requesting the same; provided that neither the Guarantor nor the Company shall be under any obligation to circulate Notice and Questionnaires generally to Holders. Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees by submitting a Notice and Questionnaire to the person specified therein, it will be bound by the terms and conditions of the Notice and Questionnaire and the terms of the Indenture set forth in this ANNEX I. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to the address specified in the Notice and Questionnaire, and in any event upon the later of (x) ten (10) Business Days after such date or (y) ten (10) Business Days after the expiration of any period in which the Guarantor and the Company shall have suspended the effectiveness of the Shelf Registration Statement pursuant to Section 3(b) hereof (each, a "DEFERRAL PERIOD") in effect when the Notice and Questionnaire is delivered or put into effect within ten (10) Business Days of such delivery date:

            (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to the Shelf Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;

            (ii) provide such Holder copies of any documents filed pursuant to
Section 2(d)(i); and

            (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

      provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Deferral Period in accordance with Section 3(b). Notwithstanding anything contained herein to the contrary, (i) neither the Company nor the Guarantor shall be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

      3. Registration Procedures

      In connection with the filing of any Registration Statement or Registration Statements pursuant to Section 2 hereof, the Company and the Guarantor shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company or the Guarantor hereunder the Company and the Guarantor shall:

      (a) Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use their reasonable best efforts to cause each such Registration Statement(s) to become effective and remain effective as provided herein. Neither the Company nor the Guarantor shall file any Registration Statement or Prospectus or any amendments or supplements thereto if the Notice Holders of a majority in Amount of Registrable Securities covered by such Registration Statement or, in the case of the Initial Shelf Registration Statement, the Initial Purchaser, shall reasonably object.

      (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for its Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented except as provided in Section 3(b).

      (c) Notify the Notice Holders promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Notice Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate, or (v) that the effectiveness of the Shelf Registration Statement is suspended pursuant to Section 3(b) hereof.

      (d) Use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

      (e) If requested, furnish to each Notice Holder, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

      (f) Deliver to each Holder, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 4 hereof, the Company and the Guarantor hereby consent to the use of such Prospectus and each amendment or supplement thereto by the Notice Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in the manner set forth therein.

      (g) Prior to any public offering of Registrable Securities, to use their reasonable best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder may reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided further, however, that neither the Company nor the Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

      (h) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends (unless required by applicable law) and shall be in a form eligible for deposit with the Depositary; and enable such Registrable Securities to be in such denominations and registered in such names as such Notice Holder may reasonably request.

      (i) Use their reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Notice Holder or Notice Holders thereof to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such Notice Holder's business, in which case the Company and the Guarantor will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

      (j) Upon the occurrence of any event contemplated by Section 3(c)(ii), 3(c)(iii) or 3(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 3(a) hereof) use their reasonable best efforts to file with the SEC, at the expense of the Company and the Guarantor, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (k) Prior to the effective date of the Initial Registration Statement, (i) provide the Trustee with certificates for the Securities in a form eligible for deposit with the Depositary and (ii) provide a CUSIP number for the Securities.

      (l) Prior to the effective date of the Initial Registration Statement relating to the Underlying Shares, provide a CUSIP number for the Underlying Shares.

      (m) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Guarantor commencing after the effective date of a Registration Statement, which statements shall be made available no later than 45 days after the end of any 12-month period or 90 days after the end of any 12-month period if such period is a fiscal year of the Guarantor.

      (n) Cooperate with each Notice Holder of the Registrable Securities covered by any Registration Statement and their counsel in connection with any filings required to be made with the NASD, including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and otherwise applying the provisions of this ANNEX I to such QIU as though it were a participating underwriter.

      (o) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Securities; and in connection therewith, cooperate with the Trustee and the Notice Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

      (p) Use their reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement or Registration Statements, as contemplated hereby.

      4. Holder's Obligations

      Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company and the Guarantor with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company and the Guarantor by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company and or the Guarantor may from time to time reasonably request. Any sale of any Registrable

Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

      Each Holder agrees by acquisition of its Registrable Securities that, upon actual receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii) or 3(c)(iv) hereof, or of a Deferral Period pursuant to Section 2(b) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, or until it is advised in writing by the Company and the Guarantor that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

      Notwithstanding anything to the contrary contained herein, neither the Company nor the Guarantor shall have any liability for any incremental expenses incurred as a result of an underwritten offering of any Registrable Securities.

      5. Registration Expenses

      (a) All fees and expenses incident to the performance of or compliance with this ANNEX I by the Company and the Guarantor shall be borne by the Company and the Guarantor. Notwithstanding anything in this ANNEX I to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it and be solely responsible for any and all fees and disbursements of counsel of such Holder with respect to the Registrable Securities and continue with the obligations of Holders set forth in this ANNEX I.

      6. Indemnification

      The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Notice Holder, (ii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Notice Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Notice Holders (including predecessor Notice Holders) or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Indemnified Holder furnished to the Company or the Guarantor in writing by such Indemnified Holder expressly for use in therein; provided, however, neither the Company nor the Guarantor shall be liable to any Indemnified Holder under the indemnity agreement of this paragraph with respect to any preliminary Prospectus to the extent that any such loss, claim, damage, liability, judgment or expense of such Indemnified Holder results from the fact that such Indemnified Holder sold Registrable Securities under a Registration Statement to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the preliminary Prospectus as then amended or supplemented if the Company or the Guarantor shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis), in any case where such delivery is required by applicable law and the loss, claim, damage, liability or expense of such Indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus (or in the preliminary Prospectus as then amended or supplemented if the Company or the Guarantor shall have furnished such Indemnified Holder with such amendment or supplement thereto, as the case may be, on a timely basis). The Company and the Guarantor shall notify such Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company, the Guarantor or such Indemnified Holder.

      (a) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, officers and each Person who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company or the Guarantor in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary Prospectus.

      If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "INDEMNIFYING PERSON") in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnifying Person shall be able to participate in such proceeding and, to the extent that it so elects, jointly with any other similarly situated Indemnifying Person, to assume the defense thereof, subject to the right of the Indemnified Person to be separately represented and to direct its own defense if the named parties to any such proceeding include both the Indemnified Person and the Indemnifying Person and the Indemnified Person has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of the majority in Amount of Registrable Securities, and any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company, and any such separate firm for the Guarantor, its directors, respective officers and such control Persons of the Guarantor shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

      If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand pursuant to the Purchase Agreement or from the offering of the Registrable Securities pursuant to any Shelf Registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the initial offering and sale of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving registration rights under this Annex for the Registrable Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or such Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Each of the Company, the Guarantor and Notice Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

      The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this ANNEX I or the discharge of the Indenture, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company or the Guarantor, their respective officers or directors or any other Person controlling any of the Company or the Guarantor and (iii) acceptance of and payment for any of the Registrable Securities.

      7. Rules 144 and 144A

      The Company and the Guarantor covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act, if any, in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time neither the Company nor the Guarantor are not required to file such reports, they will, upon the request of any Holder, make available such information necessary to permit sales pursuant to Rule 144A. The Company and the Guarantor further covenant that, for so long as any Registrable Securities remain outstanding, they will use their reasonable best efforts to take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company or the Guarantor to register any of their securities pursuant to the Exchange Act.

      8. Indenture to Control. In the event of any conflict between the terms of this Indenture (excluding this ANNEX I) and this ANNEX I, the terms of the Indenture shall control.